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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TENNESSEE COMMERCE BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Tennessee Commerce Bancorp, Inc.
381 Mallory Station Road, Suite 207
Franklin, Tennessee 37067

April 19, 2011

Dear Shareholder:

        You are cordially invited to attend and participate in the Annual Meeting of Shareholders of Tennessee Commerce Bancorp, Inc. (the "Corporation," "we" or "us") to be held at 3:30 p.m., Central Time, on Thursday, May 19, 2011 at Franklin Marriott Conference Center, 700 Cool Springs Boulevard, Franklin, Tennessee 37067.

        We have enclosed our Annual Report to Shareholders. Please read it and the attached Proxy Statement carefully as they contain important information about the Corporation and the matters to be addressed at the annual meeting.

        Whether you plan to attend the annual meeting in person or not, it is important that your shares are represented and voted at the annual meeting. We would appreciate your completing the enclosed proxy card so that your shares can be voted in the event you are unable to attend the annual meeting. If you are present at the annual meeting and desire to vote your shares personally, you may withdraw your proxy at any time before it is exercised. Please promptly complete, sign, date and return the enclosed proxy card as soon as possible to:

                Registrar & Transfer Company
                ATTN: Proxy Department
                P.O. Box 1158
                Cranford, New Jersey 07016-9747

        We appreciate the trust and confidence that you have placed in us. I look forward to seeing you at this year's annual meeting.

                      Sincerely,

                      /s/ MICHAEL R. SAPP

                      Michael R. Sapp
                       Chairman, President and Chief Executive Officer

Enclosures:
1.    Proxy Card and Business Reply Envelope
2.    Annual Report to Shareholders

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY.

Tennessee Commerce Bancorp, Inc.
381 Mallory Station Road, Suite 207
Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2011

        Notice is hereby given that the Annual Meeting of Shareholders of Tennessee Commerce Bancorp, Inc. (the "Corporation") will be held at 3:30 p.m., Central Time, on May 19, 2011, at Franklin Marriott Conference Center, 700 Cool Springs Boulevard, Franklin, Tennessee 37067 for the following purposes:

  1.
  To elect three directors to serve until the 2014 annual meeting of shareholders;

  2.
  To ratify the appointment of KraftCPAs PLLC as the Corporation's independent registered public accounting firm for fiscal year 2011;

  3.
  To approve, in an advisory (non-binding) resolution, the compensation of certain of the Corporation's executive officers described in the attached Proxy Statement; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on April 5, 2011 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

                      By order of the Board of Directors,

                      /s/ FRANK PEREZ

                      Frank Perez
                       Secretary

April 19, 2011

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy card promptly. In the event you attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

Tennessee Commerce Bancorp, Inc.
381 Mallory Station Road, Suite 207
Franklin, Tennessee 37067

PROXY STATEMENT

        This Proxy Statement is being furnished to shareholders of Tennessee Commerce Bancorp, Inc. (the "Corporation," "we" or "us") in connection with the solicitation of proxies by the board of directors to be voted at the annual meeting of shareholders. Your vote is very important. For this reason, the board of directors is requesting that, if you are not able to attend the annual meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This Proxy Statement, notice of annual meeting and proxy is being mailed to shareholders beginning on or about April 19, 2011.

        The Corporation is a bank holding company for Tennessee Commerce Bank (the "Bank"), headquartered in Franklin, Tennessee.

INFORMATION ABOUT THE ANNUAL MEETING

When is the annual meeting?

        Thursday, May, 19, 2011 at 3:30 p.m., Central Time.

Where will the annual meeting be held?

        Franklin Marriott Conference Center, 700 Cool Springs Boulevard, Franklin, Tennessee 37067.

What items will be voted on at the annual meeting?

        You will be voting on the following matters:

  •
  Election of three directors to serve until the 2014 annual meeting of shareholders;

  •
  Ratification of the appointment of KraftCPAs PLLC as our independent registered public accounting firm for fiscal year 2011;

  •
  Approval, in an advisory (non-binding) resolution, of the compensation of our Named Executive Officers identified in the section below entitled "Executive Compensation—Summary Compensation Table 2010, 2009 and 2008"; and

  •
  Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Who can vote?

        You are entitled to vote your common stock if our records show that you held your shares as of the close of business on April 5, 2011, the record date for the annual meeting. On that date, we had 20,000,000 authorized shares of common stock, par value $0.50 per share, of which there were 12,196,900 shares outstanding and entitled to vote. Each shareholder is entitled to one vote for each share of common stock held on April 5, 2011. The common stock is our only class of outstanding voting securities for purposes of participation in the annual meeting of shareholders.

How do I vote by proxy?

        If you sign, date and return your signed proxy card before the annual meeting, your shares will be voted as you direct. For the election of directors, you may (i) vote for all of the nominees (ii) withhold authority to vote for all of the nominees or (iii) vote for all of the nominees except those you designate. For the ratification of our auditors, and approval of the non-binding advisory resolution of the compensation of the Named Executive Officers, you may vote "for" or "against" or you may abstain from voting.

        If you return your signed proxy card but do not specify how you want to vote your shares, then other than shares that are subject to "broker non-vote", as discussed below, your shares will be voted (i) "FOR" the election as directors of the nominees listed in this Proxy Statement, (ii) "FOR" the ratification of the appointment of KraftCPAs PLLC as our independent registered public accounting firm for fiscal year 2011, and (iii) "FOR" the approval, in an advisory (non-binding) resolution, of the compensation of the Named Executive Officers.

        The board of directors knows of no other business to be presented at the annual meeting. If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?

        You can change or revoke your proxy at any time before it is voted at the annual meeting by:

  •
  Submitting another proxy with a more recent date than that of the proxy first given;

  •
  Sending written notice of revocation to the Corporate Secretary, c/o Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067; or

  •
  Attending the annual meeting and voting in person, although attending the meeting will not by itself revoke your previously granted proxy.

If I plan to attend the annual meeting, should I still vote by proxy?

        Yes. Casting your vote in advance does not affect your right to attend or vote at the annual meeting. Written ballots will be available at the annual meeting for shareholders of record on April 5, 2011, the record date. If you return your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

How many votes are required?

        Assuming a quorum is present at the annual meeting, the director nominees will be elected by a plurality of the votes cast in person or by proxy by record holders of the shares of common stock entitled to vote at the meeting. Assuming a quorum is present, the appointment of the independent registered public accounting firm, and approval, in an advisory (non-binding) resolution, of the compensation of the Named Executive Officers and any other matters submitted to the shareholders will be ratified or approved if the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) for the action exceed the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) against the action. Shareholders do not have cumulative voting rights with respect to the election of our directors.

What constitutes a "quorum" for the annual meeting?

        A majority of the shares of our common stock, representing a majority of the votes entitled to be cast, present or represented by proxy, constitutes a quorum for the annual meeting. A quorum is necessary to conduct business at the annual meeting. As of April 5, 2011, there were 12,196,900 shares of common stock issued and outstanding, so at least 6,098,451 shares must be present or represented by proxy for a quorum to exist.

What is the effect of abstentions and broker non-votes?

        Abstentions and broker non-votes are included in determining the number of shares present or represented at the annual meeting for purposes of determining whether a quorum exists. Abstentions will be disregarded in the calculation of a plurality with respect to the election of directors, the proposal to ratify the appointment of KraftCPAs PLLC as our independent registered public accounting firm, and the proposal to approve, in an advisory (non-binding) resolution, the compensation of the Named Executive Officers.

        Broker non-votes occur when a broker returns a proxy but does not have discretionary authority to vote on a particular proposal because it has not received voting instructions from the beneficial holder. If a broker has not received voting instructions from the beneficial holder of shares of common stock for proposals related to the election of directors, and the proposal to approve, in an advisory (non-binding) resolution, of the compensation of the Named Executive Officers, the broker cannot vote the shares on that proposal. For "routine" matters (such as the ratification of the appointment of KraftCPAs PLLC as our independent registered public accounting firm), brokers generally may vote on behalf of beneficial holders who have not furnished voting instructions. Broker non-votes will have no effect on Proposals 1, 2 and 3, since they are not counted as votes cast at the meeting.

Who pays for the solicitation of proxies?

        This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors. We will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile or email by our officers, directors or employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in connection with such arrangements.

When are shareholder proposals for next year's annual meeting due?

        Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2012 must be received by the Corporate Secretary at Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067, no later than December 21, 2011. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended.

        If a shareholder, rather than placing a proposal in our proxy materials as discussed above, commences his or her own proxy solicitation for the 2012 annual meeting or seeks to nominate a director candidate for election or propose business for consideration at such meeting, the shareholder must notify us of such proposal at the address above on or before March 5, 2012. If notice is not received by this date, the individuals named as proxies on the proxy card for our 2012 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any such shareholder proposal.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        Our bylaws provide that the board of directors shall determine the number of directors by board resolution. The board of directors has set the size of the board at nine members. In addition to the director nominees and continuing directors set forth below, Dr. Paul A. Thomas recently retired from the board effective February 22, 2011. Therefore, the board currently has eight members. The board of directors is divided into three classes, designated Classes I, II and III, which are as nearly equal in number as the then total number of directors permits. Each director holds office for a term of three years and until his or her successor is elected and qualified.

        All of the current directors and nominees have served as our directors since we were formed in March 2000 and have been members of the board of directors of the Bank since it began operations in January 2000.

        Information about the individuals nominated as directors and the continuing members of the board is provided below. Shares of common stock voted by proxy will be voted FOR the nominees listed below unless you specify otherwise.

Nominees

        The term of the Class III directors expires at the annual meeting. A majority of our independent directors recommended for the board's nomination each of Paul W. Dierksen, Dennis L. Grimaud, and Michael R. Sapp to serve as Class III directors until the 2014 annual meeting of shareholders and the board approved such nominees. Each nominee has consented to be a candidate and to serve as a director if elected. We do not anticipate that any of these nominees will be unavailable for election but, if such a situation arises, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. The Class I and Class II directors will continue as members of the board until their respective terms expire, as indicated below.

        The table below, along with the corresponding biographical summaries, includes the names, ages, principal occupations, qualifications and other public company directorships of each nominee, and the year in which each was first elected to the board of directors. Unless otherwise indicated, each director has held his position for the last five years.

Class III Nominees (Term Expiring 2011)

Name	Age	Principal Occupation
Paul W. Dierksen	56	Private Investor; Senior Managing Partner Dynawake, LLC
Dennis L. Grimaud	64	Chairman and Chief Executive Officer, Diatherix Laboratories, Inc.
Michael R. Sapp	58	Chairman, President and Chief Executive Officer of the Bank and the Corporation

        Paul W. Dierksen is a private investor and Senior Managing Partner of Dynawake, LLC, a global consulting practice, a position he has served since 2008. Mr. Dierksen brings strategic planning, business development and operations management expertise to the board. From 1996 to December 2008, he served as Senior Vice President of Marketing and Strategic Business Development for Volvo Penta of the Americas Inc., a division of AB Volvo, Sweden. His professional career includes sales and management positions with Yamaha Motor Corporation, U.S.A. and Mercury Marine, a division of Brunswick Corporation. He was also Vice President of Sales and Marketing for Chris Craft Boats, Sarasota, Florida, a division of Outboard Marine Corporation. Mr. Dierksen served on the board of directors of the National Marine Manufacturers Association from 2000 through December 2008 and was elected Chairman of

NMMA's Engine Manufacturers Division Board in October 2008. He attended Franklin University in Columbus, Ohio and the Brunswick Advanced Management Program in Skokie, Illinois.

        Dennis L. Grimaud is Chairman and Chief Executive Officer of Diatherix Laboratories, Inc., a position which he has served since the company's formation in September 2007. Mr. Grimaud brings entrepreneurial and business-building skills and experience to the board, having successfully founded and grown several businesses. His extensive career managing a diverse portfolio of projects provides risk assessment skills and experience to the board. In addition, Mr. Grimaud has over 20 years of experience overseeing the preparation of financial statements and the review of accounting matters. Mr. Grimaud served as Chief Executive Officer of Genaco Biomedical Products, Inc., a subsidiary of Qiagen N.V., from August 2004 to June 2008. He is a founder and was President and Chief Executive Officer of Cytometry Associates, Inc., a leading biomedical company located in Brentwood, Tennessee, from 1988 to 1999. He was President of the Tennessee Biotechnology Association. In addition, he was Chief Executive Officer of Premier Micronutrient Corporation and has been Chairman of ScyTech, Inc., a biotechnology firm headquartered in Nashville, since 2000. Mr. Grimaud has previously served as a director of American Red Cross/Nashville Chapter, Nashville Health Care Council and Easter Seals/Middle Tennessee and Vice Chairman/Business Services, Nashville Area Chamber of Commerce.

        Michael R. Sapp is a founding director and has served as Chairman, Chief Executive Officer and President of the Corporation and the Bank since December 31, 2009. Prior to that, he served as President and Chief Lending Officer from 2001 through 2009. Mr. Sapp brings strong and broad financial services experience to the board as well as a deep understanding of the Corporation's business and operations and the economic, social and regulatory environment in which we operate. He has over 30 years of banking experience, with 25 years of such service in Middle Tennessee. He was Division Manager/Senior Vice President, Equipment Finance Division at First American National Bank in Nashville for 13 years until 1997. Mr. Sapp began his banking career in 1978 at BancOhio National Bank (now The PNC Financial Services Group, Inc.) as a branch lending officer. He has been active in the Middle Tennessee Leadership Council.

Continuing Directors

        Each person named below will continue to serve as a director until the annual meeting of shareholders in the year indicated for the expiration of his term. You are not voting on the election of the Class I and Class II directors listed below. The tables below, along with the corresponding biographical summaries, include the names, ages, principal occupations, qualifications and other public company directorships of each continuing director, and the year in which each was first elected to the board of directors. Unless otherwise indicated, each director has held his position for the last five years.

Class I Directors (Term Expiring 2012)

Name	Age	Principal Occupation
Arthur F. Helf	73	Retired (Former Chairman and Chief Executive Officer of the Bank and the Corporation)
William W. McInnes	62	Private Investor

        Arthur F. Helf served as Chairman and Chief Executive Officer of the Corporation and the Bank from their inception in 2000 until his retirement effective December 31, 2009. As our previous Chairman and Chief Executive Officer, Mr. Helf brings deep institutional knowledge and perspective to the board regarding our strengths, challenges and opportunities. He is actively involved in the community and is a member of the board of directors of the Cool Springs Chamber of Commerce. Mr. Helf has served as President and Chairman of the board of directors of the Rotary Club of Franklin Breakfast, where he also held various leadership positions. He has served as a board member of the Franklin YMCA. He is a member of the Tennessee Bankers Association Government Relations Committee. Mr. Helf was designated one of the 25 Most Influential Individuals in Williamson County in 2003 and again in 2006 by the Nashville Business Journal and the Williamson County Economic Development Council. Mr. Helf also served as a commissioned officer (Airborne/Ranger) in the U.S. Army.

        William W. McInnes is a private investor and is active in a number of local and national businesses and activities. Mr. McInnes brings strong leadership, entrepreneurial and business development skills to the board from his diverse business experience. He also provides governance and community-service skills and experience gained through his service on the board of various companies and charities. Mr. McInnes qualifies as an "audit committee financial expert" under the rules of the Securities Exchange Commission. He is currently Managing Director of Caroland, McInnes & Co., a merchant bank, and Chief Manager of Veritas Media Group, a diversified entertainment company. During his professional career, Mr. McInnes worked as a broker, analyst and in corporate finance with J.C. Bradford & Company in Nashville. Additionally, Mr. McInnes served as Vice President—Finance and Treasurer for Hospital Corporation of America from 1978 to 1993, where he initiated a successful leveraged buyout that netted $2.5 billion upon that company's initial public offering. He is a director of Advanced Biomarker Technologies, LLC. He has previously served as a director of various companies, including four public companies—Candela Corporation, Surgical Care Affiliates, Inc., Gulf South Medical Supply, Inc. and CTI Molecular Imaging. His civic involvement includes the Nashville Community Foundation, Tennessee Performing Arts Center, Harpeth Hall School (Treasurer), WPLN (Treasurer), Friends of Warner Parks, Tennessee Botanical Gardens and Fine Arts Center, Vanderbilt Children's Hospital, YMCA (Advisory Board), Tennessee Special Olympics (Chairman), Tennessee Repertory Theatre (Chairman), Junior Achievement, Ensworth School, Nashville Child Center, HCA Foundation and the Jack C. Massey School of Business, Belmont University. His professional involvements include the Financial Executives Institute, Society of Chartered Financial Analysts and the Nashville Society of Financial Analysts (President).

Class II Directors (Term Expiring 2013)

Name	Age	Principal Occupation
H. Lamar Cox	68	Chief Operating Officer and Secretary of the Bank and the Corporation
Thomas R. Miller	68	Commercial Realtor, Coldwell Banker
Darrel E. Reifschneider	77	President and Chief Executive Officer, Harpeth True Value Hardware

        H. Lamar Cox has served as Chief Operating Officer of the Corporation and the Bank since December 2009. Mr. Cox previously served as Chief Administrative Officer from 2005 to 2009 and has been responsible for operations and support functions since September 2005. Prior to that, he served as Chief Financial Officer of the Corporation and the Bank from 2000 to 2005 and acting Chief Financial Officer from March 7, 2008 until August 18, 2008. Mr. Cox's banking career brings in-depth knowledge of the financial services industry and significant financial expertise to assist the board in overseeing the management of the Corporation. He has over 35 years of banking experience in the areas of finance, operations, retail banking, compliance and lending. Mr. Cox is a Certified Public Accountant, licensed in Georgia and Tennessee, and is a veteran of the United States Navy.

        Thomas R. Miller has been a licensed commercial realtor for Coldwell Banker since August 2005. Mr. Miller brings executive decision-making and risk assessment skills to the board as a result of his experience in local government and the real estate and insurance industries. Mr. Miller's experience in real estate is especially important as we manage through the current economic downturn, much of which is real estate driven. Mr. Miller served as Mayor of the City of Franklin, Tennessee from 2003 to 2007 and served as an Alderman for Franklin from 1997 to 2003. Prior to that time, Mr. Miller was involved in sales and marketing for New York Life Insurance Company, Lumberman's Underwriting Alliance (a specialty insurer of lumber and woodworking properties), a marine insurance department and a manager of a housing corporation. He previously served as Chief Executive Officer of Mid-Continent Systems in Arkansas and as President of its insurance subsidiary and also served as a sales manager of Johnson & Higgins, an international insurance broker located in Nashville, Tennessee.

        Darrel E. Reifschneider has served as the President and Chief Executive Officer of Harpeth True Value Hardware, a retail store and lumber yard in Franklin, Tennessee, since 2000, and is also involved in a number of entrepreneurial endeavors throughout Middle Tennessee. Mr. Reifschneider provides the board with operations, risk management, strategic planning and corporate governance expertise. Mr. Reifschneider previously served as President of Manchester Tank Company, the second largest manufacturer of propane tanks in the United States, and was associated with that company from 1996 to 1999. He is active in the Franklin Chamber of Commerce and the Rotary Club of Franklin Breakfast.

Required Vote

        Assuming a quorum is present, the election of directors requires a plurality of the votes cast in person or by proxy by the shares of common stock entitled to vote in the election of directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed KraftCPAs PLLC as our independent registered public accounting firm for fiscal year 2011. KraftCPAs PLLC has served as our independent registered public accounting firm since November 2005. Representatives from KraftCPAs PLLC will be at the annual meeting, will have the opportunity to make a statement if they choose to do so and will be available to respond to appropriate questions.

        The aggregate fees billed for the services rendered to us by KraftCPAs PLLC for the years ended December 31, 2010 and December 31, 2009 were as follows:

	2010	2009
Audit Fees(1)	$145,631	$149,750
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	92,121	8,573

Total	$237,752	$158,323

(1)
The Audit Fees for the years ended December 31, 2010 and 2009 consisted principally of fees for professional services in connection with the audits of our annual financial statements and reviews of our quarterly financial statements.
(2)
All Other Fees for the year ended December 31, 2010 consisted principally of fees in connection with our offering of shares of common stock and the related registration statement on Form S-1 filed with the SEC. All Other Fees for the year ended December 31, 2009 consisted principally of fees in connection with our offering of shares of common stock and the related registration statement on Form S-3 filed with the SEC.

        The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services to be performed by KraftCPAs PLLC as the independent registered public accounting firm that performs the audit of our consolidated financial statements. All audit and non-audit services performed by KraftCPAs PLLC must be pre-approved by the Audit Committee, and all fees for such services were pre-approved for the years ended December 31, 2010 and December 31, 2009.

Required Vote

        Assuming a quorum is present, the appointment of KraftCPAs PLLC as our independent registered public accounting firm for fiscal year 2011 will be ratified if the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) for ratification exceed the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) against ratification. In the event that the shareholders do not ratify the appointment of KraftCPAs, the Audit Committee would consider the vote in connection with the engagement of an independent registered public accounting firm for fiscal year 2012, but would likely not consider a change for fiscal year 2011 because of the difficulty and expense of making such a change.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF KRAFTCPAS PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

 PROPOSAL 3: APPROVAL OF A NON-BINDING ADVISORY
RESOLUTION OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

        Section 111(e) of the Emergency Economic Stabilization Act ("EESA"), as amended by the American Recovery and Reinvestment Act of 2009, or ARRA, requires financial institutions that receive financial assistance under the U.S. Treasury Department's Troubled Asset Relief Program ("TARP") to permit a separate shareholder non-binding vote on compensation of their executives. As a result, at our annual meeting of shareholders, our board of directors will submit a resolution for approval by our shareholders. In connection with this resolution, we encourage you to carefully review the sections below entitled "Compensation Discussion and Analysis" and "Executive Compensation."

        This proposal, commonly known as a "say-on-pay" proposal, gives you the opportunity to endorse or not endorse the compensation provided to our Named Executive Officers as described in this Proxy Statement by voting on the following resolution:

  "RESOLVED, that the shareholders of Tennessee Commerce Bancorp, Inc. (the "Corporation") approve the compensation provided to the Named Executive Officers of the Corporation, as described in the sections entitled "Compensation Discussion and Analysis" and "Executive Compensation" in the Corporation's proxy statement for its 2011 annual meeting of shareholders."

        We believe that our compensation program strongly aligns the interests of our executives with the interests of our shareholders in the creation of long-term value as well as the components that drive long-term value. We also believe that our executive compensation policies and procedures are focused on pay-for-performance principles and are reasonable in comparison both to similar-sized companies in the industry and to our performance during 2010. In particular:

  •
  Base salary increases were awarded to our Named Executive Officers in 2010 that included a portion of that increase being deferred toward purchase of company stock; and

  •
  We did not pay any bonuses to our Named Executive Officers in 2010.

Required Vote and Effect

        Assuming a quorum is present, the resolution on executive compensation will be approved by the shareholders if the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) favoring approval of the resolution exceed the votes cast (in person or by proxy by the shares of common stock entitled to vote at the meeting) opposing approval of the resolution.

        Because your vote is advisory, it will not be binding on our board of directors or our Compensation Committee, overrule any decision made by our board of directors or our Compensation Committee or create or imply any additional fiduciary duty of our board of directors or our Compensation Committee. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE

Role of the Board

        Pursuant to Tennessee law, our business, property and affairs are managed under the direction of our board of directors. The board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports provided to them regularly, and through discussions with our executive officers.

Director Independence

        The board has determined that each of Messrs. McInnes, Miller, Reifschneider, Dierksen and Grimaud, constituting a majority of our directors, are "independent" under the rules of The NASDAQ Stock Market LLC. Under applicable SEC and NASDAQ rules, the existence of certain "related person" transactions above certain thresholds between a director and the Corporation are required to be disclosed and preclude a finding by the board that the director is independent. None of our directors currently serves as a director of another public company. We are not aware of any family relationships among any of our directors and executive officers.

        During 2010, there were no additional relationships or transactions that the board of directors discussed in making its independence determinations with respect to each director identified as independent and no relationships or transactions precluded any such directors from being independent.

Board Leadership Structure

        The board of directors is comprised of two members of senior management, one former member of senior management and five independent directors. Currently, the board does not have a fixed policy regarding the separation of the offices of the Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Corporation and its shareholders. At this time, the offices of the Chairman and Chief Executive Officer are combined and the board believes that there are a number of important advantages to combining these positions. Having a Chairman who also serves as the Chief Executive Officer allows timely communication with the board on critical business matters. Combining these positions also creates a firm link between management and the board and promotes the development and implementation of corporate strategy. Further, the board believes that combining these roles does not undermine the independence of the board, because Mr. McInnes was appointed as Lead Independent Director in January 2008 and its two standing committees are comprised entirely of independent directors.

        The Lead Independent Director's responsibility is to coordinate the activities of the other independent directors, including without limitation (i) advising the Chairman of the Board as to an appropriate schedule of meetings of the board of directors, (ii) reviewing and providing the Chairman of the Board with input regarding the agendas for the meetings of the board of directors, (iii) calling, chairing and developing the agendas for quarterly meetings of the independent directors and assuming other responsibilities which the independent directors as a whole might designate from time to time, (iv) reporting to the board of directors concerning the meetings or deliberations of the independent directors, (v) recommending to the Chairman of the Board the membership of the various committees of the board of directors, as well as the selection of the chair of each such committee, (vi) serving as Chairman of the Board when the Chairman of the Board is not present, (vii) serving as a liaison for consultation and communication with shareholders and (viii) performing such other duties as the board of directors may from time to time delegate.

 Risk Oversight

        The board of directors is responsible for providing oversight of our risk management processes. The board oversees planning and responding to risks arising from changing business conditions. The board also is responsible for overseeing compliance with laws and regulations, responding to recommendations from supervisory authorities and overseeing management's conformance with internal policies and controls addressing the operations and risks of significant activities. Full board meetings regularly include reports on risk exposures as well as reporting on financial condition, credit risks, liquidity risks and other risk related matters inherent in our operation. Our senior risk officer and chief credit officer frequently provide reports at board meetings with respect to management's assessment of risk exposure and the controls in place to monitor those risks.

        While the board of directors has the ultimate oversight responsibility for the risk management process, the committees of the board also have responsibility for risk management. The Audit Committee monitors the integrity of the process by which our financial statements are prepared, our independent auditor's qualifications and independence, the performance of our internal audit function and independent auditors and our compliance with legal and regulatory requirements, in order to mitigate risk associated with our financial reporting process. The Audit Committee periodically meets privately in separate executive sessions with each of management, our internal auditors and our independent auditor. The Compensation Committee meets periodically to consider the risks associated with our compensation policies and practices and strives to create incentives for our executives that encourage a level of risk-taking behavior that is consistent with our business strategy. In addition, because we are a "TARP recipient" as that term is defined under ARRA, the Compensation Committee meets at least semi-annually with one of our senior risk officers to review our employee compensation plans in light of an assessment of any risk posed to us from such plans.

Committees of the Board of Directors

        The board currently has two standing committees, the Audit Committee and the Compensation Committee. The following table shows the current membership of each committee of the board of directors:

Director	Audit Committee	Compensation Committee
H. Lamar Cox
Paul W. Dierksen
Dennis L. Grimaud	X
Arthur F. Helf
William W. McInnes	Chair
Thomas R. Miller	X	X
Darrel E. Reifschneider		Chair
Michael R. Sapp

Audit Committee

        The Audit Committee consists of Messrs. Grimaud, McInnes (Chair) and Miller. The board of directors has determined that each of the members of the Audit Committee meets the independence standards of The NASDAQ Stock Market LLC and SEC Rule 10A-3 and that Mr. McInnes is an "audit committee financial expert," as defined in Item 407(d)(5)(ii) of SEC Regulation S-K. The Audit Committee has the authority and responsibility to ensure the accuracy and reliability of our financial statements, adequate internal controls and operating procedures, and compliance with all laws, regulations and policies. The Audit Committee's primary duties are to:

  •
  Hire one or more independent public accountant to audit our books, records and financial statements and to review our system of accounting, including our systems of internal control;

  •
  Monitor and evaluate, independently and objectively, our internal controls and financial reporting procedure;

  •
  Discuss with the independent public accountant the results of its audits and reviews;

  •
  Periodically communicate the committee's findings to the board of directors; and

  •
  Facilitate communication among the board of directors, our independent public accountant and our management.

        The Audit Committee held four meetings in 2010. A current copy of the Audit Committee charter is available on our website at www.tncommercebank.com on our Investor Relations webpage under the caption "Committee Charts." The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

Compensation Committee

        The Compensation Committee consists of Messrs. Reifschneider (Chair) and Miller. The members of the Compensation Committee are appointed annually and the board of directors has determined that each of the members of the committee meets the independence standards of The NASDAQ Stock Market LLC, SEC Rule 16b-3 and Section 162(m) of the Internal Revenue Code. The Compensation Committee held five meetings in 2010. The Compensation Committee does not have a charter.

        The board of directors has granted the Compensation Committee with the authority to review and approve corporate goals and objectives relevant to the compensation of the Named Executive Officers, including the Chief Executive Officer, evaluate the performance of the Named Executive Officers in light of those goals and objectives and set the compensation levels of the Named Executive Officers based on this evaluation. The Compensation Committee may not delegate any of such authority to any other persons.

        The Compensation Committee generally determines the base salary of the Named Executive Officers on an annual basis in executive sessions independent of management. The Chief Executive Officer is not involved in the determination of his own salary but recommends to the Compensation Committee salary levels for the other Named Executive Officers. Other compensation matters (for example, bonuses and equity awards) involving executives are considered and reviewed by management, including the Chief Executive Officer, and recommended to the Compensation Committee. The Compensation Committee uses a consultant in formulating many of its recommendations, both for advice and as a source of peer-company data. The Compensation Committee engaged Meyer Chatfield Compensation Advisors, Inc. in 2008 to update various components of our executive compensation arrangements, including the preparation of new employment agreements and updating the annual incentive plan for our Named Executive Officers and has continued to use Meyer Chatfield in 2009 and 2010 as outlined in the Compensation Discussion and Analysis below.

        Pursuant to Section 111 of EESA, as amended by Section 7001(c) of ARRA, the Compensation Committee meets at least semi-annually with one of our senior risk officers to review our employee compensation plans in light of an assessment of any risk posed to us from such plans.

 Nominations of Directors

        We currently have no standing nominating committee. Our board of directors is of the view that it is appropriate not to have such a committee because of the long tenure of the current directors and the fact that a majority of the members of the board are independent. Consistent with the rules of The NASDAQ Stock Market LLC, any director nominees will be recommended for the full board's selection by a majority of the independent directors.

        With respect to the nominating process, the independent directors discuss and evaluate possible candidates in detail. In assessing nominees for the board, the independent directors of the board, in their judgment, consider a variety of relevant factors, including the current composition of the board, the need for specific functional expertise and the evaluations of other prospective nominees. The board does not have a formal policy with respect to diversity; however, the Board believes that it is essential that its members represent diverse viewpoints. In evaluating prospective nominees, the independent directors also take into consideration the diversity of the nominees, including cultural, geographic, gender and ethnic diversity, as well as differences of viewpoint, skills, education, and professional experience. In considering candidates for the Board, the independent directors consider the entirety of each candidate's credentials in the context of these standards, and will recommend to the board new nominees as independent directors based on the following criteria:

  •
  Personal qualities and characteristics, experience, accomplishments and reputation in the business community;

  •
  Current knowledge and contacts in Franklin/Williamson County and in the banking industry or other industries relevant to our business;

  •
  Diversity of viewpoints, background, experience and other demographics;

  •
  Ability and willingness to commit adequate time to board and committee matters; and

  •
  The fit of the individual's skills and personality with those of other directors and potential directors in building a board that is effective and responsive to its duties and responsibilities.

        The independent directors do not set specific, minimum qualifications that nominees must meet in order for the independent directors to recommend them to the board as nominees, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the existing composition of the board of directors. Once a candidate whom the independent directors seriously want to consider and move toward recommendation for nomination is identified, the independent directors will enter into discussions with that nominee.

        We do not pay a fee to any third party to identify, evaluate or assist in the identification or evaluation of potential nominees to our board.

Shareholder Nominations of Directors

        The board will consider nominees recommended by shareholders, and any such nominee is given appropriate consideration in the same manner as other nominees using the same criteria described above and considering the additional information referred to below. Shareholders who wish to nominate a candidate for election as director to be considered by the board may do so by submitting in writing such nominee's name to the Corporate Secretary at Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067. Nominations for directors must be received by the Corporate Secretary at the Corporation's principal office not less than 120 days prior to the meeting at which directors are to be elected. A shareholder's nomination should contain:

  •
  A statement that the writer is a shareholder and is proposing a candidate for consideration by the board;

  •
  The name of and contact information for the candidate;

  •
  A statement of the candidate's business and educational experience;

  •
  A statement detailing any relationship or understanding between the proposing shareholder and the candidate;

  •
  A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and

  •
  A statement of the number of shares of our common stock that the nominating shareholder holds of record or in which the shareholder has a beneficial interest and the number of such shares that have been held for more than one year.

Shareholder Communication with the Board of Directors

        Shareholders desiring to communicate with our board of directors on matters other than director nominations should submit their communication in writing to the Chairman of the Board, c/o the Corporate Secretary, Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067 and identify themselves as a shareholder. All such communications will be forwarded to the Chairman of the Board for a determination as to an appropriate response.

Director Attendance at Board, Committee and Annual Meetings

        During 2010, the board of directors held 14 meetings. The increased number of meetings, as compared to prior years, was a result of the board dissolving the Executive Committee in April 2009. Each director attended at least 75% of the total of all meetings of the board of directors and all committees on which such director served with the exception of Dr. Thomas, who attended 54% of the meetings. All directors are expected to attend the annual meeting of shareholders on May 19, 2011. In 2010, all of our directors attended the annual meeting of shareholders.

Executive Sessions

        In order to promote open discussion among our independent directors, we schedule executive sessions at least twice each year in which only the independent directors are present. The Lead Independent Director, currently Mr. McInnes, presides at these meetings.

Code of Ethics

        Our board of directors has not adopted a Code of Ethics, as defined by the rules and regulations of the SEC, because the principal business of the consolidated company is conducted by the Bank rather than the Corporation. The board of directors of the Bank, however, has adopted a Code of Ethics for all the employees of the Bank, including all of the executive officers and directors of the Bank who are also executive officers and directors of the Corporation. A copy of this Code of Ethics is available on our website at www.tncommercebank.com on our Investor Relations webpage under the caption "Governance Documents" and can be obtained by a written request to the Corporate Secretary, Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Franklin, Tennessee 37067.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth certain information, as of March 31, 2011 (unless otherwise indicated), with respect to the beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee, (iii) each of our Named Executive Officers and (iv) all of our directors and executive officers as a group. As of March 31, 2011, there were 12,196,900 shares of our common stock outstanding. We relied on information supplied by our directors, executive officers and beneficial owners for purposes of this table.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Second Curve Capital, LLC	1,271,456	(3)	10.4%
Donald Smith & Co., Inc.	1,090,312	(3)	8.9%
Royce & Associates, LLC	616,498	(3)	5.1%
H. Lamar Cox	159,838	(4)	1.3%
Paul W. Dierksen	41,231	(5)	*
Dennis L. Grimaud	53,332		*
Arthur F. Helf	282,642	(6)	2.3%
William W. McInnes	84,832		*
Thomas R. Miller	48,054		*
Frank Perez	18,724		*
Darrel E. Reifschneider	182,115	(7)	1.5%
Michael R. Sapp	338,648		2.8%
Charles D. Rogers	3,000		*
All directors and executive officers as a group (10 persons)	1,212,416		9.9%

*
Less than 1%
(1)
The address for Second Curve Capital, LLC is 237 Park Avenue, 9th Floor, New York, NY 10017. The address for Donald Smith & Co., Inc. is 152 West 57th Street, 22nd Floor, New York, NY 10019. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.
(2)
Beneficial ownership is deemed to include shares of our common stock that an individual has the right to acquire within 60 days after March 31, 2011, including upon the exercise of stock options reflected in the table below. These shares are deemed to be outstanding for the purposes of computing the "percentage of class" for that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person.

Name	Common Stock Underlying Options Exercisable Within 60 Days
H. Lamar Cox	114,849
Paul W. Dierksen	20,000
Dennis L. Grimaud	30,000
Arthur F. Helf	139,908
William W. McInnes	30,000
Thomas R. Miller	30,000
Frank Perez	—
Darrel E. Reifschneider	30,000
Michael R. Sapp	139,908

Information in the table for individuals also includes shares held in our 401(k) Plan and in individual retirement accounts for which the shareholder can direct the vote. Except as indicated in the footnotes to this table, each person listed has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him pursuant to applicable law.

(3)
As reported in an amendment to the Schedule 13G filed on January 10, 2011 with the Securities and Exchange Commission, Second Curve Capital, LLC claims to have shared dispositive power with respect to 1,271,456 shares of our common stock and beneficial ownership of 1,271,456 shares of our common stock. In this Schedule 13G, Second Curve reported that it beneficially owned 10.4% of the outstanding shares of our common stock. As reported in Amendment No. 6 to the Schedule 13G filed on March 29, 2011 with the Securities and Exchange Commission, Donald Smith & Co., Inc. claims to have sole voting power with respect to 1,090,312 shares of our common stock, shared dispositive power with respect to 1,090,312 shares of our common stock and beneficial ownership of 1,090,312 shares of our common stock. In this Schedule 13G, Donald Smith & Co. reported that it beneficially owned 8.94% of the outstanding shares of our common stock. As reported in Amendment No. 6 to the Schedule 13G filed on January 25, 2011 with the Securities and Exchange Commission, Royce & Associates, LLC claims to have sole voting power with respect to 616,498 shares of our common stock and beneficial ownership of 616,498 shares of our common stock. In the Schedule 13G, Royce & Associates reported that it beneficially owned 5.1% of the outstanding shares of our common stock.
(4)
On January 8, 2008, pursuant to the 2007 Equity Plan, 10,955 shares of restricted stock were granted to Mr. Cox. Eighty percent (80%) of these shares vest over five years in equal increments, subject to continued employment and the achievement of certain performance criteria, and 20% of these shares vest over five years in equal increments, subject only to continued employment. The amount shown also includes 2,016 shares of restricted stock that vested as of December 31, 2010.
(5)
Includes 9,133 shares held by Mr. Dierksen's wife, of which Mr. Dierksen disclaims beneficial ownership.
(6)
Includes 34,132 shares held by Mr. Helf's wife, of which Mr. Helf disclaims beneficial ownership, and 17,832 shares which are pledged as collateral for a loan.
(7)
Includes 6,570 shares held by Mr. Reifschneider's children, of which Mr. Reifschneider disclaims beneficial ownership.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The Compensation Committee is currently comprised of Messrs. Reifschneider and Miller and is responsible for making recommendations to the full Board of Directors concerning cash and other compensation paid to our Chief Executive Officer and our other Named Executive Officers. As noted in Proposal 3 above, we believe that our compensation-related decisions in 2010, which are discussed below, reflect a program that strongly aligns the interests of our executives with the interests of our shareholders in the creation of long-term value as well as the components that drive long-term value. We also believe that our executive compensation policies and procedures are focused on pay-for-performance principles and are reasonable in comparison both to similar-sized companies in the industry and to our performance during 2010. In particular:

  •
  Base salary increases were awarded to our Named Executive Officers in 2010 that included a portion of that increase being deferred toward purchase of company stock; and

  •
  We did not pay any bonuses to our Named Executive Officers in 2010.

        The Compensation Committee meets periodically to evaluate the compensation and benefits of our Named Executive Officers as well as the compensation of the non-employee directors. The Compensation Committee also evaluates the performance criteria upon which cash incentive bonuses and other incentives, including equity-based incentives, are based.

        Because we are a TARP recipient, during the period in which we have any obligation arising from financial assistance provided under the Capital Purchase Program, all compensation decisions will be guided by the current requirements for participants in the Capital Purchase Program.

Executive Compensation Philosophy

        We seek to provide an executive compensation package that is driven by our overall financial performance and changes in shareholder value. Executive compensation is intended to be set at levels that the Compensation Committee, based upon information developed with independent consultants, believes is consistent with a peer group of banks agreed upon by the Compensation Committee. At our 2010 annual meeting of shareholders, 85% of the votes cast by our shareholders approved the compensation of our executive officers in an advisory, non-binding resolution. This approval confirmed the Compensation Committee's belief that our compensation practices are appropriate and, therefore, the committee continued with a consistent approach for the rest of 2010 and early 2011.

        We believe that the compensation of the Named Executive Officers should reflect the value of our position in the marketplace. To attract and retain a highly skilled workforce, we believe that we must remain competitive with the pay of other employers, and particularly other financial services companies, who compete with us for talent. We believe that our compensation program must deliver top-tier compensation for top-tier individual and company performance. Where individual performance falls short of expectations and/or company performance lags the industry, our program should deliver lower-tier compensation. In addition, we believe that the objectives of pay for performance and retention must be balanced. Even in periods of temporary downturns in company performance, our program is designed to ensure that successful, high-achieving employees remain motivated and committed to us.

        Our compensation practices are designed to provide a competitive level of compensation to the executive officers and to provide rewards for satisfactory performance. For the Named Executive Officers, before we became a TARP recipient, our practice was to provide a base salary that accounts for approximately 45% to 55% of their total compensation, a cash bonus incentive that accounts for approximately 40% to 45% of their total compensation, an equity-based incentive that accounts for approximately 5% to 10% of their total compensation and other compensation that accounts for approximately 5% to 10% of their total compensation. Now that we are a TARP recipient, in 2010 the base salaries of the Named Executive Officers accounted for approximately 62% to 72% of their total compensation, no cash bonus incentives were awarded, equity awards accounted for 18% to approximately 26% of their total compensation and other compensation accounted for approximately 2% to 33% of their total compensation. As a component of total compensation, for example, each Named Executive Officer receives a car allowance. We have also purchased Variable Universal Life insurance policies for each of Messrs. Helf, Sapp, Zorn, Perez, Rogers and Cox that provides a portion of the insurance benefits (up to two (2) times base salary) to each executive's beneficiaries. For more information about components of total compensation, see "Composition of Total Compensation—Perquisites."

Objectives of Executive Compensation

        The objectives of our executive compensation program are to attract and retain quality executive leadership and to enhance each executive's performance. The Compensation Committee bases our executive compensation program on the same objectives that guide us in establishing all of our compensation programs—compensation is based upon the level of job responsibility, individual performance and company performance. As employees progress to higher levels of responsibility in the organization, an increasing proportion of their pay is linked to our corporate performance and changes in shareholder value, because with increased responsibility and decision making they are more able to affect corporate performance.

        The Compensation Committee strives to meet these objectives while maintaining market-competitive pay levels and ensuring that we make efficient use of our resources and have predictable expense recognition.

Competitive Positioning

        The Compensation Committee utilizes various methods to determine appropriate compensation for the Named Executive Officers. Establishing a Peer Group is one of the tools used to evaluate executive compensation. The Committee has engaged a Compensation Consultant since 2007 to assist with identifying and selecting an appropriate peer group in addition to other benchmarking tools. For 2010, the Committee approved a peer group of twenty comparable, high performing banks similar to Tennessee Commerce in several important demographics. The peer group was developed with the assistance of Meyer Chatfield Compensation Advisors, Inc. ("MCCA") and based on a number of factors, including asset size and similarity with our business model. The Compensation Committee further stratified the peer group by factors relating to similarities to us in operations and organization. An analysis of proxy statements was performed comparing our Named Executive Officers' overall compensation to the peer group. The Compensation Committee and MCCA determined that compensation for this peer group of banking organizations, with Median Assets of $1.9 billion as a group, is an appropriate benchmark for us. The peer group was comprised of the following organizations:

• Bancorp Rhode Island, Inc	• Capital Bank Corporation
• Cardinal Financial Corporation	• Guaranty Bancorp
• CoBiz Financial, Inc.	• Enterprise Financial Services Corp.
• Virginia Commerce Bancorp, Inc.	• Fidelity Southern Corporation
• State Bancorp, Inc.	• First Security Group, Inc.
• Bank of the Ozarks, Inc.	• TowneBank
• Crescent Financial Corporation	• Old Second Bancorp, Inc.
• Pinnacle Financial Partners, Inc.	• Southern Community Financial Corporation
• Eagle Bancorp, Inc.	• Sandy Spring Bancorp, Inc.
• Univest Corporation of Pennsylvania	• Stock Yards Bank & Trust Company

        During 2010, MCCA provided the Compensation Committee with comparisons of our results to the peer group's results for the one-year and three-year periods ended December 31, 2009, for the following measurements:

  •
  Total assets;

  •
  Asset growth;

  •
  Return on average assets;

  •
  Return on average equity;

  •
  Net interest margin;

  •
  Efficiency ratio;

  •
  Core earnings per share growth;

  •
  Total return;

  •
  Price/earnings ratio;

  •
  Price/tangible book ratio;

  •
  Price/assets ratio;

  •
  Number of Employees; and

  •
  Compensation expense per dollar of Net Income.

        The composition of our peer group for 2010 is similar to that for prior years, adjusted for mergers, acquisitions and changes in performance. Additionally, MCCA provided additional national and regional compensation survey data compiled by reputable sources such as American Bankers Association, BAI Banking Strategies and Economic Research Institute to supplement the peer group information.

Use of Compensation Consultants

        The Compensation Committee recognizes that it is essential to receive objective advice from an outside compensation consultant. Since 2008, the Committee has engaged MCCA, an independent compensation consulting firm strictly devoted to the community banking industry, as its outside consultant.

MCCA was engaged by the Compensation Committee and does not take direction from the executives, unless specifically advised to do so at the direction of the Compensation Committee.

        Under the terms of this engagement, MCCA is required to obtain the prior approval of the Compensation Committee before MCCA performs any non-executive compensation related services to the Company. MCCA will report to the Compensation Committee any such services and fees annually and upon the reasonable request of the Committee. The Compensation Committee determines whether MCCA's advice is objective and free from the influence of management. The Compensation Committee also closely examines the safeguards and steps MCCA takes to ensure that its executive compensation consulting services are objective. The Compensation Committee takes into consideration that:

  •
  The Compensation Committee directly hired and has the authority to terminate MCCA's engagement;

  •
  The Compensation Committee solely determined the terms and conditions of MCCA's engagement, including the fees charged;

  •
  The MCCA consultant is engaged by and reports directly to the Compensation Committee;

  •
  The MCCA consultant has direct access to members of the Compensation Committee during and between meetings; and

  •
  MCCA does not provide any other services provided to the business units;

        Interactions between the MCCA consultant and management generally are limited to discussions on behalf of the Compensation Committee and information presented to the Compensation Committee for approval.

        During 2010, MCCA provided the Committee with a review of the compensation for the top seven executives of the Company, including the CEO. The information provided was compiled from a number of national and regional salary survey's as well as comparable public peers as identified above. This Executive Compensation Review assisted the Committee in its decision making related to executive compensation, evaluated the data presented, the relevance of the data and the recommendations of the consultant.

        MCCA also presented the Committee with a similar review of Director's Compensation. MCCA assisted the Committee in evaluating the inherent risk imbedded in the Company's incentive plans in compliance with TARP and regulatory requirements.

        Additionally, MCCA assisted with the modification of the Supplemental Executive Retirement Plan (SERP) for the CEO that reduced the overall cost to the Bank by nearly $1 million overall and a one-time addition to earnings for 2010 of approximately $140,000 due to a reduction in prior period expense related to the SERP. MCCA assists the Committee and Management with TARP certifications and certain Executive Agreements, including a Split Dollar Agreement related to the VUL policies. MCCA provided additional information to the Committee as the Committee directed.

        In 2010, fees of $19,500 were paid to MCCA in addition to travel related expenses of approximately $5,000 in connection with the services it rendered to the Compensation Committee related to executive and director compensation.

Composition of Total Compensation

        We believe that our executive compensation should include both short-and long-term compensation, with an emphasis on long-term compensation that is tied to corporate performance. By using long-term incentives, we believe we align our executive's interests with our shareholders and create a strong retention tool.

        Base salaries are designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility. Our practice has been to set base salary levels competitively coupled with the opportunity for the executive to substantially increase his compensation through cash bonus incentives, when permitted, by meeting aggressive performance criteria goals. Annual cash bonus incentives, when permitted, are used as a short-term incentive to drive achievement of annual performance criteria goals and to encourage teamwork. For more information about restrictions on our ability to pay cash bonus incentives to our Named Executive Officers, see the section below entitled "—Cash Bonus Incentive."

Base Salary

        Base salaries for the Named Executive Officers were initially determined by evaluating the responsibilities of their respective positions, and by reference to the competitive marketplace for talent, including a comparison of base salaries for comparable positions at comparable companies within the financial services industry. The Compensation Committee determines annual salary adjustments by evaluating the competitive marketplace, our performance and the performance of the individual executive officer.

        There were no salary increases for the Named Executive Officers (with the exception of Mr. Perez) during 2008 or 2009. Mr. Perez received a salary adjustment in December 2009 to bring his compensation to a level commensurate with his experience and tenure. Total compensation for 2009 was less than the median compensation paid peers. The Compensation Committee determined that base salaries should be adjusted accordingly and increased the base salaries of Messrs. Sapp, Zorn, Perez, Rogers and Cox during 2010. In consideration of the salary increases, the Committee stipulated that ten percent (10%) of the executive's salary would be deferred and paid in June of the following year in the form of Company stock. This is considered a preferred practice under TARP and provides a direct correlation between executive compensation and shareholder value. The base salary for each of the Named Executive Officers for the year ended December 31, 2010, inclusive of the deferred amount, was as follows:

Named Executive Officer	Base Salary
Michael R. Sapp	$500,000	(1)
Frank Perez	250,000	(1)
H. Lamar Cox	400,000	(1)
Charles D. Rogers	300,000
Martin M. Zorn(2)	330,000

(1)
Effective July 1, 2010.
(2)
Mr. Zorn resigned effective January 21, 2011.

        The differences between the base salaries of (i) Mr. Sapp as compared to Mr. Cox, and (ii) Messrs. Sapp, Cox, Rogers, and Zorn as compared to Mr. Perez is a reflection of differences in the level and scope of responsibility of their respective positions, and the market's pattern of providing progressive salaries at higher levels.

Deferred Compensation Plan

        On July 22, 2010, our board approved the Tennessee Commerce Bancorp, Inc. Deferred Compensation Plan (the "NQ Plan") described under "Nonqualified Deferred Compensation—2010" below. The NQ Plan is intended to provide for deferred payments of salary, in shares of our common stock, and thereby to better align the interests of our Named Executive Officers with those of our shareholders.

Cash Bonus Incentive

        Because we were in 2010, and continue to be, a TARP recipient, we are prohibited from paying or accruing any bonus during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding. Therefore, no cash bonus was paid to or accrued for any of our Named Executive Officers during 2010.

Equity Incentive

        We currently have one equity incentive plan, the 2007 Equity Plan, which was approved by our board of directors and shareholders on June 8, 2007, and amended in 2010. The Compensation Committee believes the 2007 Equity Plan provides financial incentives for selected employees, promoting our long-term growth and financial success by (i) attracting and retaining employees of outstanding ability, (ii) strengthening our capability to develop, maintain and direct a competent management team, (iii) providing an effective means for selected employees to acquire and maintain ownership of our common stock, (iv) motivating employees to achieve long-range goals and objectives and (v) providing incentive compensation opportunities competitive with peer financial institution companies.

        The Compensation Committee believes that stock ownership or its equivalent by management aligns the interest of management with our shareholders. The committee anticipates that on a going-forward basis, equity awards granted to the Named Executive Officers will serve as the primary long-term compensation component of our executive compensation program.

        Under the 2007 Equity Plan, Messrs. Sapp and Cox, acting as the committee administrators of the plan, determine the terms of each grant to eligible participants and make their recommendations to the Compensation Committee. The Committee also receives advice and recommendations from MCCA related to executive equity grants, especially during our TARP period and the permitted forms and amounts of equity compensation. The 2007 Equity Plan authorizes equity grants in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted performance stock, performance units and unrestricted shares of our common stock. The exercise price of options granted under the 2007 Equity Plan may not be less than the fair market value of the shares of our common stock on the date of grant.

        Based on the recommendations of MCCA, the Committee recommended that a portion of compensation for the Named Executive Officers be in Restricted Stock in accordance with TARP limitations. Awards equal to fifty percent (50%) of base salary were awarded for 2010 and vest as follows:

        40% upon the second anniversary of the grant date;

        20% upon the third anniversary of the grant date;

  20% upon the fourth anniversary of the grant date; and

        The remaining 20% upon the fifth anniversary of the grant date.

        The vesting of these Equity Grants is in keeping with TARP limitations and is consistent with "Best Practices" related to executive compensation.

        Similar to prior years, the board of directors approved Equity Awards to each director either in the form of Restricted Shares or Non-Qualified Stock Options with a Fair Market Value at date of grant equal to Twenty-Five Thousand dollars ($25,000). These director grants vest over one year.

Perquisites and Benefits

  Perquisites

        Each Named Executive Officer receives five weeks of paid time off each year (excluding holidays). We provide sick leave for all employees, including the Named Executive Officers. Employees, including the Named Executive Officers, are not permitted to carry over unused paid time off into a subsequent fiscal year. We provide medical and other benefits to the Named Executive Officers that are generally available to other employees. In 2009, we purchased term life insurance policies covering Messrs. Sapp, Perez and Cox that provide a portion of the policy benefit equal to either one (1) or two (2) times salary to their beneficiaries. During 2010, the Company purchased a VUL policy on the life of Mr. Zorn of which the Company is the owner and beneficiary. We provide a car allowance to each of Messrs. Sapp and Cox and pay each of their annual dues at a local country club, long-term care insurance premiums, expenses related to their respective use of such country club for matters related to our business and their respective reasonable expenses for continuing education courses necessary to maintain any certifications or licenses that they hold. We also provide Mr. Perez, Mr. Rogers, and Mr. Zorn with an automobile allowance. Mr. Perez and Mr. Zorn received reimbursements for relocation expenses in 2010 for expenses and costs that they each incurred in connection with relocating their residences closer to the Corporation's place of business at the request of the Corporation, in order for Mr. Zorn to move from Indiana when he was hired, and for Mr. Perez to move into our local community for more active involvement. For information about the amounts of these payments, see the section below entitled "Executive Compensation—Summary Compensation Table—2010, 2009 and 2008." We provide these perquisites to the Named Executive Officers in recognition of the service they provide, as well as to help us attract and retain talented leaders. These perquisites are a key way to offer a competitive package to the Named Executive Officers beyond their base salaries.

  Retirement Benefits

        We maintain a 401(k) Plan as part of our retirement program that is intended to provide payments to the Named Executive Officers upon their resignation or retirement. The purpose of this retirement program is to provide competitive retirement benefits that enable us to attract and retain talented leaders who will exert considerable influence on our direction and success. Each Named Executive Officer is eligible to participate in the 401(k) Plan, pursuant to which each could contribute up to a maximum of $16,500 for 2010 (the same limit applicable to all employees and for 2010, each of Messrs. Sapp and Cox was eligible to contribute up to a maximum additional $5,500 "catch-up" permitted for employees over the age of 50). We do not provide matching contributions under the 401(k) Plan at this time.

  Split Dollar Agreements

        On May 19, 2009, each of Messrs. Helf, Sapp and Cox entered into a split dollar agreement with the Corporation and the Bank. Pursuant to each split dollar agreement, we allocate a portion of the death proceeds of life insurance policies on the executive's life to a beneficiary designated by the executive. We own the life insurance policies and pay the premiums on the policies from our general assets. Upon the executive's death, the death benefit payable to the executive's beneficiary will generally be the lesser of (i) the difference between the death benefit payable under the life insurance policy and the cash value of such policy, and (ii) an amount equal to two times the executive's aggregate annual salary and bonus paid for the most recent full year of employment, as reduced by any payments due or payable under the salary continuation plans and/or consulting and non-competition agreements, which are discussed in the sections below entitled "—Salary Continuation Plans" and "Executive Compensation—Summary Compensation Table—2010, 2009 and 2008—Consulting and Non-Competition Agreements." To the extent that any payments under the split dollar agreements would be "parachute payments," such payments will be reduced to the extent that the payments, when aggregated with all other "parachute payments," would not create an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code.

  Salary Continuation Plans

        On May 19, 2009, each of Messrs. Sapp and Cox entered into a salary continuation plan with the Corporation and the Bank (the "Salary Continuation Plans"). Each Salary Continuation Plan is an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the executive. Amounts payable to each executive under the Salary Continuation Plans (Mr. Sapp's Salary Continuation Plan was frozen as of December 31, 2010, as described below) upon the occurrence of certain events are described in the following table.

        Post-2010 Changes to Salary Continuation Plan for Mr. Sapp.    On December 31, 2010, Mr. Sapp and the Corporation and Bank entered into (i) an amendment to Mr. Sapp's Salary Continuation Plan, dated as of May 19, 2009 (the "May 19, 2009 Salary Continuation Plan"), to freeze future benefit accruals thereunder as of December 31, 2010 and (ii) a Supplemental Salary Continuation Plan (the "Supplemental Plan") for the benefit of Mr. Sapp effective as of January 1, 2011. The May 19, 2009 Salary Continuation Plan, as amended, and the Supplemental Plan are unfunded arrangements maintained primarily to provide supplemental retirement benefits for Mr. Sapp. See "Pension Benefits" below for further information about the May 19, 2009 Salary Continuation Plan. The primary impetus for freezing the May 19, 2009 Salary Continuation Plan and establishing the Supplemental Plan involves a net decrease in compensation expense for the Corporation of approximately $1million over the life of the original plan.

        Regarding the Supplemental Plan, the following benefits for Mr. Sapp will be earned, subject to being reduced in all cases by benefits from the frozen Salary Continuation Plan: upon the second anniversary of Mr. Sapp's termination of employment on or after his normal retirement date for reason other than death (or due to his disability), he will receive monthly installment payments for a period of eight years, with the annual amount equal to the greater of (A) annual installments based on the value of the grantor trust described below (the "Trust"), paid over the life expectancy of Mr. Sapp, and (B) the amounts of any annual cash distributions paid to the Trust from investment funds held in the Trust. Upon the tenth anniversary of Mr. Sapp's termination of employment, the Company will pay Mr. Sapp an amount equal to the remaining value of his Trust account or, in its sole and absolute discretion, may deliver to Mr. Sapp any property that is held in the Trust for these purposes. In the event of Mr. Sapp's early retirement, he will receive the benefits payable at normal retirement age subject to a reduction based on his age at termination of employment. Upon Mr. Sapp's termination of employment within 24 months following a change of control, he will be paid a lump sum benefit of his account balance in the Trust. If Mr. Sapp dies while employed by the Corporation, instead of any benefits payable under the Supplemental Plan described above, Mr. Sapp's beneficiary will receive an amount equal to his account balance in the Trust at the time of death. No benefits are payable under the Supplemental Plan, however, in the event Mr. Sapp's employment is terminated for cause. With respect to the Trust, the Corporation (or the Bank) will contribute an amount annually, or in a lump sum if deemed appropriate, of approximately $200,000 on average, not to exceed $1,500,000 in the aggregate.

        The following table shows the amounts payable to each executive under the salary continuation plans upon the occurrence of certain events:

Amount Payable under Salary Continuation Plan
Event	Michael R. Sapp		H. Lamar Cox
	Frozen	Current
Termination on or after Normal Retirement Date	180 identical monthly payments in an amount equal to his frozen accrued benefit as of December 31, 2010. The amount of the frozen annual accrued benefit as of December 31, 2010 is approximately $23,594	96 identical payments in an amount equal to the Deferred Compensation Account divided by 96. Payments begin the month following the second anniversary of the retirement date.	96 identical monthly payments in an amount equal to the greater of (a) $4,166.67 or (b) his average annual base salary for the highest three-year period ending at his normal retirement date divided by 48
Early Retirement	180 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding his early retirement date divided by 180	96 identical payments in an amount equal to the Deferred Compensation Account divided by 96. Payments begin the month following the second anniversary of the retirement date.	96 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding his early retirement date divided by 96
Termination in connection with Disability Before Normal Retirement Age	180 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding his termination of employment divided by 180	96 identical payments in an amount equal to the Deferred Compensation Account divided by 96. Payments begin the month following the second anniversary of the retirement date.	96 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding his termination of employment divided by 96
Change of Control(1)
	The greater of (i) the present value of 180 identical monthly payments in an amount equal to frozen annual accrued benefit as of December 31, 2010, or (ii) his accrual balance as of the last day of the plan year preceding the effective date of the change in control	The accrued balance at the time of the Change in Control as determined by the Company according to APB12 and FAS 87, paid in one lump sum within 30 days of the Change in Control.
The greater of (i) the present value of 96 identical monthly payments in an amount equal to the greater of (a) $4,166.67 or (b) his average annual base salary for the highest three-year period ending at his normal retirement date divided by 48, or (ii) his accrual balance as of the last day of the plan year preceding the effective date of the change in control

(1)
Includes a termination of employment within the period beginning 12 months before and ending 24 months following a change in control, as defined in the salary continuation plan.

        The executive or his beneficiary, as applicable, is only entitled to one of the foregoing benefits, which will be determined by the first of such events to occur. No benefits are payable under a salary continuation plan, however, in the event the executive's employment is terminated for "cause." Further, any monthly payments made to an executive or his beneficiary pursuant to the salary continuation plan will be reduced by any payments made pursuant to the corresponding consulting and non-competition agreement, which is discussed in the section below entitled "Executive Compensation—Summary Compensation Table—2010, 2009 and 2008—Consulting and Non-Competition Agreements."

        If the executive dies while employed by us, instead of any benefits payable under the salary continuation plan described above, we will pay to the executive's beneficiary an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding the date of the executive's death. The plan adopted for Mr. Sapp as of December 31, 2010 provides his spouse, if married at the time, may receive payments under the plan as though she were the participant. To the extent that any payments under a salary continuation plan would be "parachute payments," as described in Section 280G of the Internal Revenue Code, such payments will be reduced to the extent that the payments, when aggregated with all other "parachute payments," would not create an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code. Because we are a TARP recipient, however, we are prohibited from making any "golden parachute payments" to the Named Executive Officers during the TARP period, as defined under EESA. For purposes of this prohibition, a "golden parachute" is any payment for the departure from the Corporation for any reason or any payment because of a change of control. As a result, Messrs. Sapp and Cox would not receive these payments under the salary continuation plans if such triggering events occur at any time during the period that we continue to be a TARP recipient.

Effect of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009

        In 2009, pursuant to EESA, as amended by ARRA, Treasury issued regulations to implement specified limitations on the compensation paid or accrued by financial institutions that participate in TARP. The compensation standards that apply to us as a result of our participation in the TARP Capital Purchase Program extend beyond our "senior executive officers" and apply to up to 20 of our next "most highly compensated employees," as such terms are defined under EESA. The executive compensation requirements applicable to us during the TARP period, as defined under EESA, include the following:

  •
  No Unnecessary and Excessive Risk.  Compensation is limited to exclude incentives for senior executive officers to take unnecessary and excessive risks that threaten our value. Further, our Compensation Committee must meet with our senior risk officer at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to us by such plans.

  •
  Prohibition on Bonus, Retention Awards or Incentive Compensation Payments.  With certain exceptions, we are prohibited from paying or accruing any bonus, retention award or incentive compensation to at least our five most highly-compensated employees. The following compensation is excluded from this prohibition:

  –
  Long-term restricted stock, if it does not (i) fully vest until after the TARP financial assistance is no longer outstanding, (ii) vest unless the employee provides services to the TARP recipient for at least two years after the date of grant, and (iii) have a value greater than one-third of the employee's total annual compensation; and

  –
  Any such compensation required to be paid pursuant to a written employment contract executed on or before February 11, 2009.

  •
  Prohibition on Severance/Golden Parachutes.  We are generally prohibited from making any payment to a senior executive officer or any of the next five most highly-compensated employees for departure from the Corporation for any reason, except "payments for services performed or benefits accrued."

  •
  Clawback.  We must recover any bonus, retention award or incentive compensation paid to a senior executive officer and any of the next 20 most highly-compensated employees that was based on materially inaccurate financial or other performance criteria.

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  Limit on Tax Deduction.  Pursuant to Section 162(m)(5) of the Internal Revenue Code, we cannot deduct annual compensation in excess of $500,000 for any of the Named Executive Officers.

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  Prohibition on Compensation Plans that Encourage Earnings Manipulation.  We are prohibited from having any compensation plan in place that would encourage manipulation of our reported earnings to enhance the compensation of any of our employees.

  •
  Prohibition on Tax Gross-Ups.  We are generally prohibited from providing tax gross-ups or other reimbursements for the payment of taxes to any senior executive officer and the next 20 most highly-compensated employees relating to severance payments, perquisites or any other form of compensation. For this purpose, a gross-up includes providing a right to a payment of such gross-up at a future date, such as a date after the TARP period.

  •
  Policy on Luxury Expenditures.  Our board of directors adopted and implemented a company-wide policy regarding excessive or luxury expenditures, which governs expenditures on entertainment, events, office and facility renovations, aviation and other transportation services and certain other activities or events. A copy of this policy is available on our website at www.tncommercebank.com on our Investor Relations webpage under the caption "Corporate Governance."

  •
  Perquisites and Compensation Consultants.  We disclose in this Proxy Statement certain information regarding perquisites paid to senior executive officers and certain highly-compensated employees. In addition, we disclose in this Proxy Statement certain information regarding our engagement of any compensation consultants. For more information, see the sections above entitled "—Components of Total Compensation—Perquisites and Benefits" and "—Use of Compensation Consultants."

  •
  Nonbinding Shareholder Vote on Executive Compensation.  We have included in this Proxy Statement a separate shareholder "say on pay" vote to approve the compensation of our executives. For more information, see the section above entitled "Proposal 3: Approval of a Non-Binding Advisory Resolution of the Compensation of the Named Executive Officers."

  •
  Compliance Certification.  Our Chief Executive Officer and Chief Financial Officer certify annually that we are in compliance with the executive compensation provisions of EESA, as amended by ARRA. These certifications are filed as exhibits to our Annual Report on Form 10-K. The Compensation Committee also makes certain certifications required under EESA, as amended by ARRA, on an annual basis. These certifications are included in the section below entitled "Compensation Committee Report."

  •
  Treasury Review of Prior Payments to Executives.  Treasury has stated that it will review all bonuses, retention awards or other compensation paid to our senior executive officers and the next 20 most highly-compensated employees to determine if such payments were inconsistent with the purposes of EESA, as amended by ARRA, and negotiate for any appropriate reimbursements.

Compensation Policies and Practices Related to Risk Management

        The Compensation Committee reviews the risks and rewards associated with our compensation programs. We believe that our executive compensation program does not pose any material risks to the Company, and that it is effective in discouraging behavior that could lead to excessive or unnecessary risk-taking as follows:

  •
  Because we are a TARP recipient, the Compensation Committee meets at least semi-annually with our senior risk officer to review our employee compensation plans and to make reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten our value. The Compensation Committee's certification to this effect is included below in the section entitled "Compensation Committee Report";

  •
  Because we are a TARP recipient, we are prohibited from paying or accruing any bonus to our five most highly-compensated employees;

  •
  Because we are a TARP recipient, we are prohibited from granting long-term incentive awards to our five most highly-compensated employees. We may, however, grant restricted stock awards, if the restricted stock does not (i) fully vest until after the TARP financial assistance is no longer outstanding, (ii) vest unless the employee provides services to the TARP recipient for at least two years after the date of grant, and (iii) have a value greater than one-third of the employee's total annual compensation;

  •
  Because we are a TARP recipient, we must clawback any bonus, retention award or incentive compensation paid to a senior executive officer and any of the next 20 most highly-compensated employees that was based on materially inaccurate financial or other performance criteria; and

  •
  Because we are a TARP recipient, we are prohibited from having any compensation plan in place that would encourage manipulation of our reported earnings to enhance the compensation of any of our employees.

        The base salary for our Named Executive Officers does not encourage risk-taking, as it is a fixed amount. We provide incentive-based pay opportunities for our non-executive officers. For certain employees, these opportunities are based on management-designed goals related to the applicable department and/or job function. These goals are typically short-term goals defined by management that are quantifiable by objective results. These goals are generally designed to mitigate risk.

        In addition, we provide incentive-based pay opportunities for our loan officers. Our loan officers receive compensation for new and renewed loans that they generate based on the profitability of the transaction. These incentives are also subject to certain credit quality requirements. Management uses penalties to mitigate the risk of making loans based on volume rather than credit quality. Penalties are incurred for past due loans, outstanding exceptions and charge-offs each quarter. These penalties are financial in nature and significant in terms of the overall incentive payout. As a policy, management also reserves a right to clawback any incentive paid on a charged-off loan for up to two years.

Summary

        We believe the mix of salary, potentially significant cash bonus incentives (when permitted) and the future potential for equity-based incentives motivates our management team to produce strong results for shareholders. We further believe that this program strikes an appropriate balance between prudent business operations and appropriate employee rewards based on creation of shareholder value.

EXECUTIVE OFFICERS

        Our board of directors has the authority to appoint our officers. Each officer will hold office for such term as may be prescribed by the board of directors and until such person's successor is chosen and qualified or until such person's death, resignation or removal. Each of Messrs. Sapp and Cox has entered into an employment agreement with us. The biographies of Messrs. Sapp and Cox are provided in the section above entitled "Proposal 1: Election of Directors." Mr. Helf served as our Chairman and Chief Executive Officer until his retirement effective December 31, 2009.

        Frank Perez, age 42, has served as Chief Financial Officer of the Corporation and the Bank since August 2008. Mr. Perez previously served as Chief Financial Officer of Cumberland Bank & Trust from 2005 to 2008. He also served as an internal audit manager of Crowell & Crowell, PLLC and a senior accountant of AIG American General.

        Charles Doug Rogers, age 60, joined the Bank in September 2005 and has served as Senior Vice President responsible for the National Lending market and small ticket markets holding this position since March 2009. He is also responsible for the Bank's loan distribution business. Prior to his current responsibilities, Mr. Rogers served as a commercial lender doing both direct and indirect business. His banking career began at Commerce Union Bank and held positions at First American National Bank and Bank of America, N.A. He has also worked in the equipment finance and leasing business with GE Capital, Metlife Capital and John Hancock.

EXECUTIVE COMPENSATION

Summary Compensation Table—2010, 2009 and 2008

        The table below sets forth the aggregate remuneration paid by us or the Bank for services for the three most recently completed fiscal years ended December 31, 2010 to the Named Executive Officers—the Chief Executive Officer, the Chief Financial Officer and our three other most highly compensated executive officers and whose total compensation for 2010 exceeded $100,000.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Michael R. Sapp	2010	$500,000	$—	$178,479	$—	$—	$(36,249)	$49,491	$727,970
Chairman, Chief	2009	400,000	—	15,000	—	—	60,242	45,985	521,227
Executive Officer	2008	400,000	—	—	222,500	360,000	—	36,939	1,019,439
and President
Frank Perez	2010	$250,000	$—	$89,240	$—	$—	$—	$164,250	$503,490
Chief Financial Officer	2009	169,167	—	—	—	—	—	39,000	208,167
	2008	61,875	—	—	—	55,688	—	3,750	121,313
H. Lamar Cox(6)	2010	$400,000	$—	$142,784	$—	$—	$44,948	$61,756	$649,488
Chief Operating Officer	2009	350,000	—	15,000	—	—	23,945	58,256	447,201
	2008	350,000	—	48,750	—	315,000	—	49,256	763,006
Charles D. Rogers(7)	2010	$300,000	$—	$107,088	$—	$—	$—	$7,000	$414,088
Senior Vice President-
National Lending
Martin M. Zorn(8)	2010	$330,000	$—	$117,796	$—	$—	$—	$215,500	$663,296
Chief Administrative
Officer

(1)
Beginning August 2010, 10% of each of the Named Executive Officers' salary was deferred for purchase of company stock at the end of the plan year each June 30th. See the Nonqualified Deferred Compensation table below.

(2)
The amounts shown reflect the aggregate grant date fair value for restricted stock awards granted under the 2007 Equity Plan, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Stock Compensation," or FASB ASC 718, assuming the achievement of all performance criteria and continued employment. For restricted stock awards granted in 2010, each award is subject to annual vesting (40% after two years, and 20% after years three, four, and five), based on continued employment. The assumptions used in calculating the aggregate grant date fair value of these awards are set forth in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.
(3)
The amounts shown reflect the aggregate grant date fair value for option awards granted under the 2007 Equity Plan, in accordance with FASB ASC 718, assuming the achievement of all performance criteria and continued employment.
(4)
Reflects cash bonus awards earned during the years indicated.
(5)
During 2010, we provided the Named Executive Officers with other forms of compensation, including paid life insurance premiums, automobile allowances, fees for services as a director, and long-term care insurance premiums, as applicable, as set forth below. The Bank also paid for each of Messrs. Sapp, Cox, Perez, and Zorn their respective reasonable expenses for continuing education courses necessary to maintain any certifications or licenses that they hold.

Name	Life Insurance Premiums	Automobile Allowance	Fees for Services as Director(a,c)	Long-Term Care Insurance Premiums	Relocation Reimbursement(b)
Michael R. Sapp	$530	$12,000	$33,500	$3,461	$—
Frank Perez	—	10,750	33,500	—	120,000
H. Lamar Cox	12,350	12,000	33,500	3,906	—
Charles D. Rogers	—	7,000	—	—	—
Martin M. Zorn	—	12,000	16,500	—	170,000

  (a)
  Mr. Perez and Mr. Zorn are not directors, but received $33,500 and $16,500 respectively for attending board meetings during 2010. Mr. Zorn began receiving payment for board meetings in July 2010 following his election as Secretary and until his resignation from the Corporation effective January 21, 2011.
  (b)
  Mr. Perez and Mr. Zorn were reimbursed in 2010 for costs associated with relocation to the proximity of the Corporation's headquarters.
  (c)
  Compensation for service by Named Executive Officers on our board of directors and its committees during the year ended December 31, 2010 is reflected in the following table:

Name	Fees Earned or Paid in Cash*	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Michael R. Sapp	$33,500	$—	$—	$—	$—	$—	$33,500
H. Lamar Cox	33,500	—	—	—	—	—	33,500

    *
    Executive officers who are also directors receive fees for board meetings they attend but not for committee meetings. For additional information about fees for board meetings, see the section below entitled "Director Compensation 2010."

(6)
Prior to December 1, 2009, Mr. Cox was Chief Administrative Officer. Effective as of that date, Mr. Cox was appointed Chief Operating Officer.
(7)
Because Mr. Rogers was not a Named Executive Officer with respect to years prior to 2010, information is only provided for 2010
(8)
Because Mr. Zorn was not a Named Executive Officer with respect to years prior to 2010, information is only provided for 2010. Mr. Zorn resigned his position as Chief Administrative Officer effective January 21, 2011.

Employment Agreements

        The Corporation and the Bank are currently parties to an employment agreement with each of Messrs. Sapp and Cox. On December 30, 2008, the Bank entered into employment agreements with each of Messrs. Sapp and Cox. These agreements were later amended and restated on May 19, 2009 to, among other purposes, include the Corporation as a party to the agreements and to make certain changes to comply with the statutory and regulatory requirements of the TARP program. Except for the initial base salary amounts and titles of each executive, the material terms of the employment agreements are otherwise substantially identical to one another. Neither Mr. Perez nor Mr. Rogers currently have an employment agreement with the Corporation or Bank. Mr. Zorn did not have an employment agreement with the Corporation or the Bank prior to his resignation effective January 21, 2011. Because Mr. Helf retired effective December 31, 2009, his employment agreement is no longer in effect.

        The employment agreements provided an initial base salary to Mr. Sapp of $400,000, and an initial base salary to Mr. Cox of $350,000. Under each employment agreement, the executive is entitled to receive a performance-based annual incentive payment that will be determined by the board of directors and will be based on specific performance criteria to be identified in writing in advance to the executive. Notwithstanding this provision in the employment agreements, because we are a "TARP recipient" as that term is defined under ARRA, we are prohibited from paying or accruing any bonus, retention award or incentive compensation (other than long-term restricted stock under certain conditions) during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding.

        Each employment agreement has a term of two years and is automatically renewable each day during its term for one additional day so that the term is always two years, unless and until either the Bank and/or Corporation or the executive notifies the other party of its intent not to renew. Under each employment agreement, the executive may be terminated for "cause" or without "cause," and termination will also result from death or disability (as defined). In general, "cause" means:

  •
  Fraud;

  •
  Embezzlement;

  •
  Conviction of by the executive of any felony;

  •
  A material breach of, or the willful failure or refusal by the executive to perform and discharge the executive's duties, responsibilities and obligations under the agreement;

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  Any act of moral turpitude or willful misconduct by the executive intended to result in personal enrichment of the executive at the expense of the Bank and/or the Corporation or any of their affiliates or which has a material adverse impact on the business or reputation of the Bank and/or the Corporation or any of their affiliates (such determination to be made by the board in its reasonable judgment);

  •
  Intentional material damage to the property or business of the Bank and/or Corporation;

  •
  Gross negligence; or

  •
  The ineligibility of the executive to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Bank and/or Corporation.

Each executive may also generally terminate his employment agreement for any reason upon written notice, upon a voluntary termination, for "good reason" or if the Bank and/or Corporation materially breaches the agreement and such breach is not cured within 30 days after written notice. In general, "good reason" means:

  •
  Without the executive's express written consent, a material diminution in authority, duties or responsibilities;

  •
  Any reduction by the Bank and/or Corporation in the executive's base salary;

  •
  A material diminution in the authority, duties or responsibilities of the supervisor to whom the executive reports, including a requirement to report to an officer or other employee, rather than directly to the board of directors;

  •
  A material diminution in the budget over which the executive retains authority;

  •
  Any failure of the Bank and/or Corporation to obtain the assumption of, or the agreement to perform, the agreement by any successor; or

  •
  The Bank and/or Corporation requiring the executive to be permanently assigned to a location other than the current or future headquarters of the Bank and/or Corporation.

        If an executive is terminated without "cause" or the executive terminates his employment for "good reason," he will be entitled to receive severance in an amount equal to two times the executive's aggregate cash compensation (including cash incentive bonus) as calculated in the employment agreement, less applicable taxes and other deductions, and all equity awards will be deemed to have vested. Notwithstanding this provision in the employment agreements, because we are a TARP recipient, no "golden parachute payments" may be paid to any Named Executive Officer during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding.

        Upon a change in control of the Bank and/or Corporation and termination of the executive's employment without cause or for good reason during the period beginning one year prior to and ending two years following such change in control, each executive would be entitled to receive a lump sum payment equal to one dollar ($1) less than the amount that would constitute an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code. "Change in control" is defined in the employment agreements as a change in the ownership or effective control of the Bank and/or Corporation, or in the ownership of a substantial portion of the assets of the Bank and/or Corporation. Notwithstanding this provision in the employment agreements, because we are a TARP recipient, no "golden parachute payments" may be paid to any Named Executive Officer during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding.

        Pursuant to the May 19, 2009 amendments to the employment agreements, the parties clarified that the change in control payment is payable if the executive's employment is involuntarily terminated for any reason other than death, disability or cause during the period beginning one year prior to and ending two years following a change in control.

        Additionally, pursuant to the amended agreements, during the period that the U.S. Department of Treasury owns any of our debt or equity securities acquired pursuant to the TARP Capital Purchase Program, the terms of Section 15 of the amended agreements amend and override any contrary or inconsistent terms contained in any and all other employment, compensation and benefit agreements, plans and policies with respect to the executive. Section 15 of the amended agreements generally provides, among other things, that: (i) if the executive receives compensation that was based on financial statements or performance metric criteria that are determined to be materially inaccurate, the executive will repay the Bank and/or Corporation upon demand the amount of the bonus or incentive compensation received by the executive in excess of the amount that would have been paid to the executive had the inaccurate statements or criteria been accurate; (ii) upon the executive's termination of employment, severance payments to the executive may not be made to the extent that the payment would otherwise constitute a

"golden parachute" as defined under Section 111(a) of EESA; and (iii) to the extent required by the TARP Capital Purchase Program, the executive will not receive or accrue any bonus, retention award, or incentive compensation; provided, however, that this prohibition will not apply to (A) the payment of long-term restricted stock that (1) does not fully vest during the period that Treasury owns any of our debt or equity securities acquired pursuant to the TARP Capital Purchase Program, (2) does not have a value greater than one-third of the executive's total annual compensation amount and (3) is subject to such other terms and conditions as Treasury may determine are in the public interest or (B) any bonus payment required to be paid under a written employment agreement executed on or before February 11, 2009 and determined to be valid by Treasury.

Consulting and Non-Competition Agreements

        On May 19, 2009, each of Messrs. Helf and Cox entered into a consulting and non-competition agreement with the Corporation and the Bank. Pursuant to each consulting and non-competition agreement, the executive will provide consulting services as our independent contractor for the first 24 months after separation from service, at our sole discretion. Mr. Helf's consulting and non-competition agreement remains in full force and effect after his retirement effective December 31, 2009. The amount of time that the executive provides such consulting services each month may not exceed 25% of the amount of time that the executive provided services to the Bank and/or Corporation before such separation from service.

        For the executive's separation from service and in consideration of the consulting services provided and the non-competition covenants, the Corporation will pay the executive (i) 24 monthly payments, each in an amount equal to the executive's greatest annual cash compensation (including base salary and bonus) paid in any of the last three calendar years of employment preceding separation from service, divided by 48, and (ii) 96 monthly payments, each in an amount equal to the executive's greatest annual cash compensation (including base salary and bonus) paid in any of the last three calendar years of employment preceding separation from service, divided by 48. No amounts are payable under a consulting and non-competition agreement, however, in the event the executive's employment is terminated for cause or as a result of death or disability.

        Each consulting and non-competition agreement includes covenants against competition, solicitation or disclosure of confidential information, which covenants will apply throughout the 24-month period that the executive is providing consulting services and the eight-year period thereafter. If an executive breaches any of such covenants, the right of the executive to any payments under the consulting and non-competition agreement after the date of the breach will be forever forfeited. This forfeiture is in addition to any injunctive or other relief that may be available to the Employer.

        If a change in control occurs after the executive's separation from service and if, when such change in control occurs the executive is receiving payments for consulting services under the consulting and non-competition agreement, the executive will be entitled to receive in a single lump sum within five days after the date on which the change in control occurs all payments not yet made, without present value discount for the time value of money. If a change in control of the Company occurs after the executive's separation from service, the executive's obligations to provide consulting services and comply with the covenants against competition, solicitation and disclosure of confidential information will become null and void immediately after the change in control occurs.

        To the extent that any payments under a consulting and non-competition agreement would be "parachute payments," such payments will be reduced to the extent that the payments, when aggregated with all other "parachute payments," would not create an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code. Notwithstanding any provision in the consulting and non-competition agreements, because we are a TARP recipient, no "golden parachute payments" may be paid to any Named Executive Officer during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding.

Grants of Plan-Based Awards—2010

        The following table summarizes certain information regarding grants of plan-based awards to the Named Executive Officers during 2010:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards(1)
											Exercise or Base Price of Option Awards
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Michael R. Sapp	6/1/10	$—	$—	$—	—	—	—	32,216	(2)	—	$—	$178,479
Frank Perez	6/1/10	—	—	—	—	—	—	16,108	(2)	—	—	89,240
H. Lamar Cox	6/1/10	—	—	—	—	—	—	25,773	(2)	—	—	142,784
Charles D. Rogers	6/1/10	—	—	—	—	—	—	19,330	(2)	—	—	107,088
Martin M. Zorn	6/1/10	—	—	—	—	—	—	21,263	(2)	—	—	117,796

(1)
Reflects the aggregate grant date fair value of all awards computed in accordance with FASB ASC 718, assuming the achievement of all performance criteria and continued employment.
(2)
On June 1, 2010, shares of restricted stock were granted to each of Messrs. Sapp, Perez, Cox, Rogers and Zorn under the 2007 Equity Plan based on their service as Named Executive Officers. These shares of restricted stock were scheduled to vest in the following increments: 40% in 2011, 20% in 2012, 20% in 2013, and 20% in 2014. Because we are a TARP recipient, they will fully vest after the TARP financial assistance is no longer outstanding, provided that the executive provides services for at least two years after the date of grant. For more information about the grant, see the section above entitled "Compensation Discussion and Analysis—Components of Total Compensation—Equity Incentive."

Outstanding Equity Awards at Fiscal Year-End—2010

        The following table sets forth information with respect to our outstanding equity awards as of December 31, 2010 for our Named Executive Officers:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Michael R. Sapp	$30,000	$—	$—		$7.50	2/18/2013	$—		$—	$—		$—
	20,000	—	—		10.50	8/31/2013	—		—	—		—
	20,000	—	—		11.00	3/16/2014	—		—	—		—
	40,000	—	10,000	(2)	25.00	6/13/2017	—		—	—		—
	27,600	—	18,400	(3)	22.15	1/07/2018	—		—	—		—
	—	—	—		—	—	2,308	(4)	11,263	—		—
	—	—	—		—	—	—		—	32,216	(5)	157,214
Frank Perez	—	—	—		—	—	—		—	16,108	(5)	78,607
H. Lamar Cox	30,000	—	—		7.50	2/18/2013	—		—	—		—
	20,000	—	—		10.50	8/31/2013	—		—	—		—
	20,000	—	—		11.00	3/16/2014	—		—	—		—
	40,000	—	10,000	(2)	25.00	6/13/2017	—		—	—		—
	—	—	—		—	—	—		—	4,031	(3)	19,671
	—	—	—		—	—	2,308	(4)	11,263	—		—
	—	—	—		—	—	—		—	25,773	(5)	125,772
Charles D. Rogers	—	—	—		—	—	—		—	19,330	(5)	94,330
Martin M. Zorn	—	—	—		—	—	—		—	21,263	(5)	103,763
(1)
Based upon the closing sale price of our common stock of $4.88 per share, as reported on The NASDAQ Global Market on December 31, 2010.
(2)
Reflects a grant as of June 14, 2007 of nonqualified stock options to purchase 50,000 shares of our common stock under the 2007 Equity Plan, 80% of which vest over five years in equal increments, subject to the achievement of certain performance criteria, and 20% of which vest over five years in equal increments, subject only to continued employment. Based on the achievement of all of the performance goals for 2007, the performance-based portion of each award that vests over each of the five years is 80%. As of December 31, 2010, options to purchase 40,000 shares of our common stock had vested.
(3)
Reflects a grant as of January 8, 2008 of nonqualified stock options to purchase 50,000 shares of our common stock or 10,955 shares of restricted stock, as the case may be, under the 2007 Equity Plan, 80% of which vest over five years in equal increments, subject to the achievement of certain performance criteria, and 20% of which vest over five years in equal increments, subject only to continued employment. Based on the achievement of seven of the eight performance goals for 2008 and rounding such percentage upward to the nearest 10%, the performance-based portion of each award that will vest over each of the five years is 72% (i.e., the product of 90% times 80%). Accordingly, if each of Messrs. Sapp and Cox remains employed at the end of each year in the five-year vesting period (2009 to 2012), an aggregate of 92% of each award that is subject to annual vesting (i.e., options to purchase 9,200 shares of our common stock or 2,016 shares of restricted stock) will vest each year for each individual. As of December 31, 2010, options to purchase 27,600 shares of our common stock and 6,047 shares of restricted stock had vested and options to purchase 18,400 shares of our common stock and 4,032 shares of restricted stock remained subject to annual vesting.
(4)
Reflects a grant as of June 1, 2009 of 2,308 shares of restricted stock under the 2007 Equity Plan based on their service as directors. These shares of restricted stock were originally scheduled to vest on December 1, 2009, but because we are a TARP recipient, they will fully vest after the TARP financial assistance is no longer outstanding, provided that the executive provides services for at least two years after the date of grant. For more information about the grant, see the section above entitled "Compensation Discussion and Analysis—Components of Total Compensation—Equity Incentive."

(5)
On June 1, 2010, shares of restricted stock were granted to each of Messrs. Sapp, Perez, Cox, Rogers and Zorn under the 2007 Equity Plan based on their service as Named Executive Officers. These shares of restricted stock were scheduled to vest in the following increments: 40% in 2011, 20% in 2012, 20% in 2013, and 20% in 2014. Because we are a TARP recipient, they will fully vest after the TARP financial assistance is no longer outstanding, provided that the executive provides services for at least two years after the date of grant. For more information about the grant, see the section above entitled "Compensation Discussion and Analysis—Components of Total Compensation—Equity Incentive."

Options Exercised and Stock Vested—2010

        The following table sets forth certain information with respect to options exercised by and restricted stock vested for the Named Executive Officers in fiscal 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Michael R. Sapp	—	$—	—	$—
Frank Perez	—	—	—	—
H. Lamar Cox	—	—	2,016	8,708
Charles D. Rogers	—	—	—	—
Martin M. Zorn	—	—	—	—
(1)
The value realized by each Named Executive Officer is calculated as the number of shares of our common stock multiplied by the market value of such shares on the vesting date.

Pension Benefits—2010

        The following table provides information regarding the present value of the accumulated benefit to each of the Named Executive Officers based on the number of years of credited service under our supplemental executive retirement plan as of December 31, 2010:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit		Payments During Last Fiscal Year
Michael R. Sapp	Salary Continuation Plan	2	$23,993	(1)	$—
Frank Perez	—	—	—		—
H. Lamar Cox	Salary Continuation Plan	2	68,892		—
Charles D. Rogers	—	—	—		—
Martin M. Zorn	—	—	—		—
(1)
The Bank froze the May 19, 2009 SERP Agreement for Mr. Sapp as of December 31, 2010 as noted above in "Composition of Total Composition—Retirement Benefits—Salary Continuation Plans" so that (i) no additional service of compensation will be credited under the Agreement and (ii) accrued benefits hereunder will be frozen so that no additional benefits will be accrued under the Agreement. Such frozen accrued benefits will be paid in accordance with the terms of the Agreement in a manner consistent with section 409A of the Code. This resulted in significant cost savings to the Bank. Additionally, the Bank entered into a new SERP agreement December 31, 2010 with Mr. Sapp to provide benefit for eight years with payments beginning upon retirement and continuing for eight years instead of the original fifteen years. The net result of freezing the existing agreement and entering into a new agreement resulted in a onetime reversal of current and prior year's expense of

  $149,000 and an overall reduction in anticipated future cost related to the original SERP agreement of approximately $1.0 million.

        The assumptions used in calculating the accumulated benefits are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. For a description of the material terms of the salary continuation plans, see the section above entitled "Composition of Total Compensation—Perquisites and Benefits—Retirement Benefits—Salary Continuation Plans."

Nonqualified Deferred Compensation—2010

        Effective as of August 1, 2010, our NQ Plan provides for deferred compensation principally for our Named Executive Officers, although the Compensation Committee may permit other highly compensated employees or service providers to participate. The NQ Plan is an unfunded plan of deferred compensation providing benefits on an individual account basis. The Board has reserved 80,000 shares of our common stock for issuance pursuant to the 2007 Equity Plan in order to pay benefits due under the NQ Plan.

        Each eligible individual may make an annual election to defer the receipt of up to 90% of his or her annual base compensation that is paid through regular periodic payroll during each plan year. In addition, an eligible individual may elect to defer the receipt of up to 90% of any performance or year-end bonus to be paid with respect to such plan year. The deferral election only applies prospectively and is irrevocable during the applicable Plan year. We may make a discretionary contribution to be credited to the account of any or all participants and/or eligible individuals, or may make contributions only to those participants who made a deferral election for such plan year. Each participant's account is 100% vested and non-forfeitable at all times, involves quarter-end credits of shares having a value equal to the compensation that was deferred, and is distributed on the July 1st following the calendar year in which the compensation is earned (with the form of distribution being either a lump sum of our shares, or a distribution in future installments although none of our Named Executive Officers has elected an installment payout). The following table reports amounts credited under the NQ Plan in 2010:

Name	Executive contributions in the last FY(1) ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Michael R. Sapp	$15,500	$—	$—	$—	$15,500
Frank Perez	8,500	—	—	—	8,500
H. Lamar Cox	12,000	—	—	—	12,000
Charles D. Rogers	9,750	—	—	—	9,750
Martin M. Zorn	10,750	—	—	—	10,750
(1)
Represents salary that our Named Executive Officers deferred in 2010 pursuant to our NQ Plan. The amounts reported in this column are reported in the "Summary Compensation Table—2010, 2009 and 2008" under the column titled "Salary."

Potential Payments Upon Termination or Change-in-Control

        We have entered into certain agreements and maintain certain plans that will require us to provide compensation to Named Executive Officers in the event of a termination of employment or our change in control. The amount of compensation payable to each Named Executive Officer if each event occurred on December 31, 2010 is listed in the tables below. Because we are a TARP recipient, no "golden parachute payments" may be paid to any Named Executive Officer during the period in which any obligation arising from financial assistance provided under the Capital Purchase Program remains outstanding. Therefore, the amounts payable to each Named Executive Officer in the tables below have been adjusted to reflect this restriction. As noted above, Mr. Zorn resigned his position as Chief Administrative Officer effective

January 21, 2011. He did not receive any payment in connection with his departure, except for payments for services performed or benefits accrued.

Mr. Sapp

Executive Benefits and Payments upon Termination	Retirement		Involuntary Termination without Cause		Involuntary Termination for Cause	Termination Related to Change in Control		Disability		Death
Cash Payments	$—	(1)	$—	(2)	$—	$—	(3)	$2,405	(4),(5)	$1,000,000	(4),(6)
Stock Options (unvested)	—		—	(7)	—	—	(8)	—		—
Insurance Benefits	—		—		—	—		—		300,000	(9)
Excise Tax Gross-up	—		—		—	—		—		—

Mr. Perez

Executive Benefits and Payments upon Termination	Retirement	Involuntary Termination without Cause	Involuntary Termination for Cause	Termination Related to Change in Control	Disability	Death
Cash Payments	$—	$—	$—	$—	$—	$—
Stock Options (unvested)	—	—	—	—	—	—
Insurance Benefits	—	—	—	—	—	—
Excise Tax Gross-up	—	—	—	—	—	—

Mr. Cox

Executive Benefits and Payments upon Termination	Retirement		Involuntary Termination without Cause		Involuntary Termination for Cause	Termination Related to Change in Control		Disability		Death
Cash Payments	$—	(10)	$—	(2)	$—	$—	(11)	$10,800	(4),(12)	$800,000	(4),(6)
Stock Options (unvested)	—		—	(7)	—	—	(8)	—		—
Insurance Benefits	—		—		—	—		—		300,000	(9)
Excise Tax Gross-up	—		—		—	—		—		—

Mr. Rogers

Executive Benefits and Payments upon Termination	Retirement	Involuntary Termination without Cause	Involuntary Termination for Cause	Termination Related to Change in Control	Disability	Death
Cash Payments	$—	$—	$—	$—	$—	$—
Stock Options (unvested)	—	—	—	—	—	—
Insurance Benefits	—	—	—	—	—	—
Excise Tax Gross-up	—	—	—	—	—	—

(1)
Pursuant to Mr. Sapp's salary continuation plan, he would have been entitled to receive an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding the date that he turns 65. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2010.
(2)
Pursuant to the Named Executive Officer's amended and restated employment agreement, the Named Executive Officer would have been entitled to receive a severance payment equal to two times the sum of (i) the Named Executive Officer's base salary being paid at the time of termination plus (ii) the annual amount of the Named Executive Officer's performance-based annual incentive payment, which will be deemed to equal the average of such payments over the three-year period immediately prior to the termination. The aggregate severance payment, less applicable taxes and other deductions, will be payable without interest in equal installments, but no less frequently than monthly, with the final installment due on the second anniversary of the date of termination. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2010.
(3)
Pursuant to the Mr. Sapp's amended and restated employment agreement, he would have been entitled to receive a payment equal to one dollar ($1) less than the amount that would constitute an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code. This amount will be paid in a lump sum within 30 days of a change in control. The payment is triggered upon a change in control and termination of Mr. Sapp's employment without cause or for good reason during the period beginning one year prior to and ending two years following such change in control. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2010. Further, pursuant to Mr. Sapp's salary continuation plan, he would have been entitled to receive a payment equal to the greater of (i) the present value of 180 identical monthly payments in an amount equal to his average his frozen annual accrued benefit, or (ii) his accrual balance as of the last day of the plan year preceding the effective date of the change in control. The payment is triggered upon a termination of Mr. Sapp's employment during the period beginning 12 months before and ending 24 months following a change in control. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2010.
(4)
Pursuant to the Named Executive Officer's amended and restated employment agreement, the Named Executive Officer will receive any bonus earned or accrued through the date of incapacity, including any unvested amounts awarded for previous years. Because none of the Named Executive Officer earned or accrued a cash bonus for 2010, this amount would have been $0 at December 31, 2010.
(5)
Pursuant to Mr. Sapp's salary continuation plan, upon his termination of employment attributable to a disability before reaching normal retirement age, he is eligible to receive 180 identical monthly payments in an amount equal to his annual accrued benefit.
(6)
Pursuant to the Named Executive Officer's split dollar agreement, the amount shown reflects an amount payable to the executive's beneficiary which is the lesser of (i) the difference between the death benefit payable under a life insurance policy on the executive's life and the cash value of such policy, and (ii) an amount equal to two times the executive's aggregate annual salary and bonus paid for the most recent full year of employment, as reduced by any payments due or payable under the salary continuation plans and/or consulting and non-competition agreements. To the extent that any payments under the split dollar agreement would be "parachute payments," such payments will be reduced to the extent that the payments, when aggregated with all other "parachute payments," would not create an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code.
(7)
Pursuant to the Named Executive Officer's amended and restated employment agreement, all awards of share grants or stock options shall be deemed to have vested. Because the closing sale price of our common stock on December 31, 2010 ($4.88) was less than the exercise price of the unvested options granted in 2007 and 2008 under the 2007 Equity Plan ($25.00 and $22.15, respectively), however, the intrinsic value of such options as of that date would have been $0. Further, because we are a TARP recipient, this amount would have been $0 at December 31, 2010.
(8)
Pursuant to the 2007 Equity Plan, if we are not the surviving corporation following a change in control and the surviving corporation following the change in control or the acquiring corporation does not assume the outstanding awards granted under the 2007 Equity Plan or does not substitute equivalent equity awards relating to the securities of the surviving corporation or acquiring corporation or its affiliates, the Named Executive Officer's unvested options would become immediately exercisable. Because the closing sale price of our common stock on December 31, 2010 ($4.88) was less than the exercise price of the unvested options granted in 2007 and 2008 under the 2007 Equity Plan ($25.00 and $22.15, respectively), however, the intrinsic value of such options as of that date would have been $0. Further, because we are a TARP recipient, however, this amount would have been $0 at December 31, 2010.
(9)
Reflects the proceeds of a term life insurance policy with the Named Executive Officer named as beneficiary. The Named Executive Officer will receive 60% of the value of the policy and the Bank will receive the remaining 40%.
(10)
Pursuant to Mr. Cox's salary continuation plan, he would have been entitled to receive an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding the date that he turns 70. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2010.

(11)
Pursuant to the Mr. Cox's amended and restated employment agreement, he would have been entitled to receive a payment equal to one dollar ($1) less than the amount that would constitute an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code. This amount will be paid in a lump sum within 30 days of a change in control. The payment is triggered upon a change in control and termination of Mr. Cox's employment without cause or for good reason during the period beginning one year prior to and ending two years following such change in control. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2009. Further, pursuant to Mr. Cox's salary continuation plan, he would have been entitled to receive a payment equal to the greater of (i) the present value of 96 identical monthly payments in an amount equal to the greater of (a) $4,166.67 and (b) his average annual base salary for the highest three-year period ending at his normal retirement date divided by 48, or (ii) his accrual balance as of the last day of the plan year preceding the effective date of the change in control. The payment is triggered upon a termination of Mr. Cox's employment during the period beginning 12 months before and ending 24 months following a change in control. Because we are a TARP recipient, however, this amount would have been $0 at December 31, 2010.
(12)
Pursuant to Mr. Cox's salary continuation plan, upon his termination of employment attributable to a disability before reaching normal retirement age, he is eligible to receive 96 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding his termination of employment divided by 96.
(13)
Mr. Zorn received no payments upon his resignation effective January 21, 2011. Mr. Zorn is serving as a consultant to the Corporation during this transition period and being paid a fee in connection with such services.

DIRECTOR COMPENSATION—2010

        The following table sets forth the compensation of our non-employee directors for services rendered during 2010:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Paul W. Dierksen	$16,500	$17,848	$—	$—	$18,000	$—	$52,348
Dennis L. Grimaud	18,000	—	17,848	—	18,000	—	53,848
William W. McInnes	38,000	—	17,848	—	—	—	55,848
Thomas R. Miller	40,500	17,848	—	—	—	—	58,348
Darrel E. Reifschneider	40,500	—	17,848	—	—	—	58,348
Paul A. Thomas	18,000	—	17,848	—	6,000	—	41,848
Arthur F. Helf	18,500	17,848	—	—	15,000	200,000	251,348

(1)
The amount shown reflects the aggregate grant date fair value for restricted stock awards granted under the 2007 Equity Plan, in accordance with FASB ASC 718. At December 31, 2010, each of Directors Dierksen, Miller and Helf held an outstanding award of 3,222 shares of restricted stock, which will vest on June 1, 2011. The assumptions used in calculating the aggregate grant date fair value of these awards are set forth in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.
(2)
The amounts shown reflect the aggregate grant date fair value for option awards granted under the 2007 Equity Plan, in accordance with FASB ASC 718. At December 31, 2010, each of Directors Grimaud, McInnes, Reifschneider and Thomas held outstanding nonqualified stock options to purchase 3,222 shares of our common stock, which will vest on June 1, 2011. The assumptions used in calculating the aggregate grant date fair value of these awards are set forth in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.
(3)
At the option of each Director, their Board Meeting fees can be deferred. Deferred funds will be invested in TNCC stock at market price.
(4)
Mr. Helf retired as Chairman and CEO of the Company December 31, 2009. He will serve as a paid consultant of the Corporation for two years pursuant to his employment agreement.

        The compensation of our directors who are also employees is described in the section above entitled "Executive Compensation—Summary Compensation Table—2010, 2009 and 2008."

        Each of the non-employee directors of the Corporation and the Bank, who are the same individuals, is paid fees for attending full board meetings and committee meetings. Directors are not paid a retainer and are not paid for meetings that they do not attend. In 2010, each director, including those Named Executive Officers who are also directors, was paid $2,500 for each full board meeting he attended prior to June and $3,000 for each full board meeting he attended from June through December. Each non-employee director committee member was paid $1,000 for each committee meeting attended.

        On May 19, 2009, the board of directors approved a recommendation by the Compensation Committee to adjust total compensation for our directors to "peer levels." This recommendation included an equity award under the 2007 Equity Plan with a value of $25,000, in the form of either restricted stock or stock options, at the election of each non-employee director. The number of shares granted was based on the closing sale price of our common stock on the date of grant. As a result, on June 1, 2010, nonqualified stock options to purchase 3,222 shares of our common stock were granted to each of Messrs. Grimaud, McInnes, Reifschneider and Thomas. The stock options vest on June 1, 2011, have an exercise price of $7.76 per share, which was equal to the closing sale price of our common stock on the date of the grant, and expire ten years after the date of grant. On that same date, 3,222 shares of restricted stock, which vest on June 1, 2011, were granted to Messrs. Dierksen, Miller, and Helf. For information about the corresponding awards with respect to our Named Executive Officers who are also directors, see the section above entitled "Compensation Discussion and Analysis—Components of Total Compensation—Equity Incentive."

 AUDIT COMMITTEE REPORT

        The Audit Committee consists of Messrs. McInnes (Chair), Grimaud and Miller. Each member meets the independence standards of The NASDAQ Stock Market LLC and SEC Rule 10A-3 and Mr. McInnes is an "audit committee financial expert," as defined in Item 407(d)(5)(ii) of Regulation S-K. The role and responsibilities of the Audit Committee are set forth in the committee's charter, a current copy of which is available on our website at www.tncommercebank.com on our Investor Relations webpage under the caption "Committee Charts." In fulfilling its responsibilities, the Audit Committee:

  •
  Reviewed and discussed with our management the audited financial statements for the year ended December 31, 2010;

  •
  Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations both with and without management present; and

  •
  Received the written disclosures and the letter from KraftCPAs PLLC, our independent accountants, required by the applicable requirements of the Public Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and also discussed with KraftCPAs PLLC any relationships that may impact its objectivity and independence, and determined that KraftCPAs PLLC is independent.

        Based upon the Audit Committee's review and discussions described above, and in reliance thereon, the Audit Committee recommended to the board of directors that the Corporation's audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

                      Audit Committee:

                      William W. McInnes (Chair)
                      Dennis L. Grimaud
                      Thomas R. Miller

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010.

        Pursuant to Section 111(b)(2)(A) of the Emergency Economic Stabilization Act of 2008, as amended by Section 7001 of the American Recovery and Reinvestment Act of 2009, the Compensation Committee certifies that it has reviewed with our senior risk officer the senior executive officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Corporation.

                      Compensation Committee:

                      Darrel E. Reifschneider (Chair)
                      Thomas R. Miller

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee have at any time been an officer or employee of ours, nor have any of the members had any relationship requiring disclosure by us. None of our executive officers serves or in the past year served, as a member of the board of directors or compensation committee of any entity that has or had one or more of its executive officers serving on our board of directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Bank has had in the past and expects to continue to have in the future banking transactions in the ordinary course of business with our directors, officers and 5% shareholders and "related interests" of such persons. As used in this connection, "related interests" includes any entity, such as a corporation in which a director has a 10% or greater ownership, any corporation in which a director or officer also serve as an officer, any other organization, partnership and entity in which such person is interested and certain relatives of a director or officer. In addition, transactions between the Bank and "insiders" that include executive officers, directors, principal shareholders, and any related interests of such persons, are subject to the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act, Regulation O issued by the Federal Reserve Board, as well as state law. Pursuant to the Bank's written Regulation O Policy, the Bank may only extend credit to any insider under the following conditions: (i) the loan is made on the same terms and conditions as those available to the general public; (ii) the Board of Directors must approve all insider loans prior to the advancing of funds; and (iii) the total aggregate debt of an insider and his related interests may not exceed 15% of the Bank's capital if not fully secured by marketable collateral. In addition to meeting the requirements of the Regulation O Policy, if applicable to a transaction, the direct and indirect extensions of credit described above have and will continue to: (i) be evidenced by a promissory note naming the Bank as payee, and contain an annual percentage rate which is reasonably comparable to that normally charged to non-affiliates by other commercial lenders for similar loans made in the Bank's locale; (ii) require repayment pursuant to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans made in the lender's locale; (iii) be made only if credit reports and financial statements, or other reasonable investigation appropriate in light of the nature and terms of the loan and which meet the loan policies normally used by other commercial lenders for similar loans made to non-affiliates in the lender's locale, show the borrower to be a satisfactory credit risk; (iv) be made on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions with unrelated persons; and (v) not involve more than the normal risk of uncollectability or present other unfavorable features. At March 31, 2011, direct and indirect loans to our officers and directors by the Bank aggregated approximately $29.0 million.

        Even if a transaction is outside the scope of the Bank's Regulation O Policy, any potential related person transaction that involves more than a de minimis obligation, expense or payment, however, is reviewed by the board of directors prior to us entering into any such transaction. During 2010, there were no transactions with related persons other than the extensions of credit described above.

 GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission, as well as to furnish us with a copy of such report. There are specific due dates for these reports and Securities and Exchange Commission regulations require us to identify in our Proxy Statement any failure to file the reports as required for 2010. Based solely on a review of (1) the applicable filings, and any amendments thereto, made with the Securities and Exchange Commission and posted on its website and (2) written representations from our executive officers and directors, we believe that all reports were filed in a timely manner during 2010.

Householding of Proxy Materials and Annual Reports

        The Securities and Exchange Commission rules regarding delivery of proxy statements and annual reports may be satisfied by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This method of delivery is referred to as "householding" and can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement and annual report to certain multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. Shareholders who participate in householding, however, will continue to receive separate proxy cards. We undertake to deliver promptly upon request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold our common stock as a registered shareholder and prefer to receive separate copies of a proxy statement and/or annual report either now or in the future, please call (615) 599-2274 or send a written request to:

                Tennessee Commerce Bancorp, Inc.
                381 Mallory Station Road
                Franklin, Tennessee 37067-8264
                Attention: Corporate Secretary

        If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Shareholders who share an address and are receiving multiple copies of proxy statements and annual reports and would prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report by calling (615) 599-2274 or sending a written request to the address above.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

        This Proxy Statement and our 2010 Annual Report to Shareholders are available at www.tncommercebank.com on our Investor Relations webpage under the caption "SEC Filings." If you wish to attend the annual meeting and need directions, please call us at (615) 599-2274.

Miscellaneous

        We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of common stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

        Our management is not aware of any matters other than those described above which may be presented for action at the annual meeting. If any other matters properly come before the annual meeting, the proxies will be voted with respect to such matters in accordance with the judgment of the person or persons voting such proxies, subject to the direction of the board of directors.

        A copy of our 2010 Annual Report to Shareholders has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2010 will be furnished (without exhibits) without charge to any shareholder who requests such report by sending a written request to:

                Tennessee Commerce Bancorp, Inc.
                381 Mallory Station Road
                Franklin, Tennessee 37067-8264
                Attention: Corporate Secretary

        A copy of our Annual Report on Form 10-K may also be obtained without charge on our website at www.tncommercebank.com on our Investor Relations webpage under the caption "SEC Filings" and through the Securities and Exchange Commission's website at www.sec.gov.

                      TENNESSEE COMMERCE BANCORP, INC.

                      /s/ MICHAEL R. SAPP

                      Michael R. Sapp
                       Chairman, President and Chief Executive Officer

April 19, 2011

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TENNESSEE COMMERCE BANCORP, INC. M34126-P09854 TENNESSEE COMMERCE BANCORP, INC. 381 MALLORY STATION ROAD FRANKLIN, TN 37067 ATTN: FRANK PEREZ To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain 2. As for the ratification of the appointment of KraftCPAs PLLC as Tennessee Commerce Bancorp, Inc.’s independent registered public accounting firm for fiscal year 2011: 3. As to the approval of the non-binding advisory resolution of the compensation of the Named Executive Officers: For address change/comments mark here (see reverse for instructions) For All Withhold All For All Except 0 0 0 0 0 0 0 0 0 0 0 0 0 Yes No Materials Election - Check this box if you want to receive a complete set of future proxy materials by mail, at no extra cost. If you do not take action you may receive only a Notice to inform you of the Internet availability of proxy materials. 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends that you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. The Board of Directors recommends that you vote FOR the following proposals: NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. 01) Paul W. Dierksen 02) Dennis L. Grimaud 03) Michael R. Sapp

The undersigned hereby appoints H. Lamar Cox or Frank Perez as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Tennessee Commerce Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of shareholders to be held at Franklin Marriott Conference Center, 700 Cool Springs Boulevard, Franklin, Tennessee 37067 on May 19, 2011, at 3:30 p.m. Central Time, or any adjournment thereof. If you wish to obtain directions to be able to attend the meeting and vote in person, please call us at (615) 599-2274. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. TENNESSEE COMMERCE BANCORP, INC. Annual Meeting of Shareholders May 19, 2011 3:30 PM This proxy is solicited by the Board of Directors Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 19, 2011: The Notice and Proxy Statement and Annual Report to Shareholders on Form 10-K are available at www.proxyvote.com. Continued and to be signed on reverse side M34127-P09854 Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)